Exhibit 99.2

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

EIGER BIOPHARMACEUTICALS INC., et al.[1]	Case No. 24-80040 (SGJ)

(Jointly Administered)
Debtors.

DISCLOSURE STATEMENT

FOR JOINT PLAN OF LIQUIDATION OF

EIGER BIOPHARMACEUTICALS, INC. AND ITS DEBTOR

AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

SIDLEY AUSTIN LLP		SIDLEY AUSTIN LLP
Thomas R. Califano (TX Bar No. 24122825)		Charles M. Persons (TX Bar No. 24060413)
William E. Curtin (admitted pro hac vice)		2021 McKinney Avenue, Suite 2000
Anne G. Wallice (admitted pro hac vice)		Dallas, Texas 75201
787 Seventh Avenue		Telephone:	(214)981-3300
New York, NY 10019		Facsimile:	(214)981-3400
Telephone:	(212) 839-5300	Email:	cpersons@sidley.com
Facsimile:	(212) 839-5599
Email:	tom.califano@sidley.com
wcurtin@sidley.com
anne.wallice@sidley.com

Attorneys for the Debtors and Debtors in Possession

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL, BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

[1]

The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are: Eiger BioPharmaceuticals, Inc. (1591); EBPI Merger Inc. (9986); EB Pharma LLC (8352); Eiger BioPharmaceuticals Europe Limited (N/A); and EigerBio Europe Limited (N/A). The Debtors’ service address is 2100 Ross Avenue, Dallas, Texas 75201.

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This disclosure statement (this “Disclosure Statement”) provides information regarding the Joint Plan of Liquidation Eiger BioPharmaceuticals, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”),2 for which the Debtors will seek confirmation by the Bankruptcy Court. A copy of the Plan is attached hereto as Exhibit A and is incorporated herein by reference. The Debtors are providing the information in this Disclosure Statement to certain Holders of Claims and Interests for the purpose providing information regarding the Plan, including how to object to Confirmation of the Plan.

The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each proposed transaction contemplated by the Plan.

The Debtors believe that the Plan provides for the greatest and earliest possible recoveries to Holders of Claims and Interests and that any alternative would result in unnecessary delay, uncertainty, and expense to the Debtors’ estate. Accordingly, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Combined Hearing.

EACH DEBTOR’S BOARD OF DIRECTORS HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND EACH DEBTOR BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST RECOVERY TO STAKEHOLDERS.

DISCLAIMER

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS AND INTERESTS FOR PURPOSES OF PROVIDING INFORMATION REGARDING THE JOINT PLAN OF LIQUIDATION OF EIGER BIOPHARMACEUTICALS, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S CONDITIONAL APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

[2]

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between the Disclosure Statement and the Plan, the Plan will govern.

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THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN EVENTS AND ANTICIPATED EVENTS IN THE CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES. WHILE THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN.

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THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE LIQUIDATION TRANSACTIONS CONTEMPLATED THEREBY.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE X OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO GO EFFECTIVE WILL BE SATISFIED (OR WAIVED).

YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE MAKING A DETERMINATION AS TO WHETHER TO OBJECT TO CONFIRMATION OF THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE HEREIN.

v

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TABLE OF CONTENTS

ARTICLE I. QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN	1
A. What is chapter 11?	1
B. Why are the Debtors sending me this Disclosure Statement?	1
C. Am I entitled to vote on the Plan?	1
D. What will I receive from the Debtors if the Plan is consummated?	2
E. What will I receive from the Debtors if I hold an Allowed Administrative Claim or a Priority Tax Claim?	2
F. Are any regulatory approvals required to consummate the Plan?	2
G. What happens to my recovery if the Plan is not confirmed or does not go effective?	2
H. If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation”?	3
I. What are the sources of Cash and other consideration required to fund the Plan?	3
J. Is there potential litigation related to the Plan?	3
K. Does the Plan preserve Causes of Action?	3
L. Will there be releases, exculpation, and injunction granted to parties in interest as part of the Plan?	3
M. Why is the Bankruptcy Court holding a Combined Hearing?	4
N. What is the purpose of the Combined Hearing?	5
O. Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?	5
P. Who supports the Plan?	5
ARTICLE II. OVERVIEW OF THE PLAN	6
A. Introduction	6
B. The Plan	6
C. The Adequacy of This Disclosure Statement	7
D. Summary of Classes and Treatment of Claims or Interests	7
E. Non-Voting Package	8
F. Confirmation of the Plan	9
1. Plan Objection Deadline	9
2. Combined Hearing	9
3. Confirmation	9
4. Acceptance	10

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5. Feasibility	10
6. Best Interests Test; Liquidation Analysis	10
7. Compliance with Applicable Provisions of the Bankruptcy Code	11
8. Alternatives to Confirmation and Consummation of the Plan	11
G. Releases by the Debtors Set Forth in the Plan	12
ARTICLE III. THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS
OVERVIEW	12
A. Corporate History	12
B. Business Operations	12
C. The Debtors’ Prepetition Capital Structure	13
1. Secured Debt as of the Petition Date	13
2. Net Operating Losses and Research and Development Credits	14
3. Equity	14
D. Litigation	14
E. Events Leading to the Chapter 11 Filings	14
1. Clinical Trials	15
2. Reductions in Force and Other Cost-Saving Measures	15
3. Exploration of Strategic Alternatives	15
4. Engagement with Prepetition Term Loan Lenders	16
5. Stalking Horse and Sale Transaction	16
ARTICLE IV. EVENTS DURING THE CHAPTER 11 CASES	17
A. Commencement of the Chapter 11 Cases and the Debtors’ Professionals	17
B. First Day Relief	17
C. Second Day Relief	19
D. Postpetition Sale of the Zokinvy Assets	20
E. Postpetition Sale of the Remaining Assets	22
F. Debtors’ Use of Cash Collateral	23
G. Statutory Committees	24
H. Bar Dates	24
I. Proposed Confirmation Schedule	25
ARTICLE V. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	25
A. Administrative Claims, Priority Tax Claims, and Statutory Fees	25
1. Administrative Claims	25
2. Professional Compensation Claims	26
3. Priority Tax Claims	27
4. Statutory Fees	27

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B. Classification of Claims and Interests	28
C. Treatment of Claims and Interests	28
1. Class 1 – Other Secured Claims	28
2. Class 2 – Other Priority Claims	29
3. Class 3 – Prepetition Term Loan Claims	29
4. Class 4 – General Unsecured Claims	30
5. Class 5 – Intercompany Claims	30
6. Class 6 – Existing Equity Interests	30
D. Special Provision Governing Unimpaired Claims	31
E. Elimination of Vacant Classes	31
F. Presumed Acceptance of this Plan	31
G. Voting Classes	31
H. Controversy Concerning Impairment	31
I. Subordination of Claims	31
J. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	32
K. Insurance	32
ARTICLE VI. MEANS FOR IMPLEMENTATION OF THE PLAN	32
A. General Settlement of Claims and Interests	32
B. Liquidation Transactions	32
1. Wind Down of the Debtors	33
C. Sources of Consideration for Plan Distributions	33
1. Sale Transactions	34
2. Use of Cash	34
3. Retained Causes of Action	34
D. Vesting of Assets	34
E. Preservation of Causes of Action	34
F. Corporate Action	35
G. Cancellation of Existing Securities and Agreements	35
H. Effectuating Documents; Further Transactions	35
I. Section 1146 Exemption from Certain Taxes and Fees	36
J. Sale Orders	36
K. Authority to Act	36
L. Separate Plans	36

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ARTICLE VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	36
A. Assumption and Rejection of Executory Contracts and Unexpired Leases	36
B. Claims Based on Rejection of Executory Contracts or Unexpired Leases	37
C. Reservation of Rights	37
D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	38
E. Indemnity Obligations	38
F. D&O Liability Insurance Policies	38
G. Employment Agreements	38
H. Modifications, Amendments, Supplements, Restatements, or Other Agreements	38
I. Nonoccurrence of Effective Date	39
J. Employee Compensation and Benefits	39
ARTICLE VIII. PROVISIONS GOVERNING DISTRIBUTIONS	39
A. Distributions on Account of Claims Allowed as of the Effective Date	39
B. Compliance with Tax Requirements	39
C. Date of Distributions	40
D. Disbursing Agent	40
E. Rights and Powers of Disbursing Agent	41
F. Surrender of Instruments	41
G. Delivery of Distributions and Undeliverable or Unclaimed Distributions	41
H. Manner of Payment	41
I. Foreign Currency Exchange Rate	42
J. Setoffs and Recoupment	42
K. Minimum Distribution	42
L. Allocations	42
M. Distributions Free and Clear	42
N. Claims Paid or Payable by Third Parties	43
1. Claims Paid by Third Parties	43
2. Claims Payable by Third Parties	43
3. Applicability of Insurance Policies	43
O. No Postpetition Interest on Claims	43

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ARTICLE IX. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	43
A. Allowance of Claims	43
B. Claims Administration Responsibilities	44
C. Estimation of Claims and Interests	44
D. Adjustment to Claims or Interests Without Objection	44
E. Time to File Objections to Claims	44
F. Disallowance of Claims or Interests	44
G. Disallowance of Late Claims	45
H. Disputed Claims Process	45
I. Amendments to Claims	45
J. No Distributions Pending Allowance	45
K. Distributions After Allowance	45
ARTICLE X. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE	46
A. Conditions Precedent to the Effective Date	46
B. Waiver of Conditions Precedent to the Effective Date	46
ARTICLE XI. RELEASE, INJUNCTION, AND RELATED PROVISIONS	47
A. Debtor Releases	47
B. Releases by the Releasing Parties	48
C. Exculpations	48
D. Injunction	49
E. Discharge	50
F. Release of Liens	50
G. Gatekeeper Provision	50
ARTICLE XII. RETENTION OF JURISDICTION	51
ARTICLE XIII. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	53
A. Modification and Amendment	53
B. Effect of Confirmation on Modifications	53
C. Revocation of Withdrawal of Plan	53
ARTICLE XIV. MISCELLANEOUS PROVISIONS	53
A. Immediate Binding Effect	53
B. Additional Documents	54
C. Substantial Consummation	54
D. Reservation of Rights	54
E. Successors and Assigns	54
F. Determination of Tax Liabilities	54
G. Dissolution of the Committee	54

x

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H. Notices	55
I. Term of Injunctions or Stays	56
J. Entire Agreement	56
K. Plan Supplement	56
L. Governing Law	56
M. Nonseverability of Plan Provisions	57
N. Closing of the Chapter 11 Cases	57
ARTICLE XV. RISK FACTORS	57
A. Bankruptcy Law Considerations	57
1. The Plan May Not Be Approved or Implemented	57
2. Parties in Interest May Object to the Plan’s Classification of Claims and Interests	58
3. The Debtors’ Use of Cash Collateral May Be Terminated	58
4. The Conditions Precedent to the Effective Date of the Plan May Not Occur	58
5. The Debtors May Not Be Able to Secure Confirmation of the Plan	59
6. The Chapter 11 Cases May Be Converted to Cases Under Chapter 7 of the Bankruptcy Code	59
7. The Debtors May Object to the Amount or Classification of a Claim or an Interest	59
8. Releases, Injunctions, and Exculpation Provisions May Not Be Approved	59
B. Allowance of Claims	59
C. Risks Related to Recoveries Under the Plan	60
1. Recoveries Subject to Contingencies	60
2. Any Valuation of Any Assets to be Distributed under the Plan Is Speculative	60
3. The Debtors Cannot Guarantee the Timing of Distributions	60
4. Certain Tax Implications of the Debtors’ Bankruptcy	60
D. Risks Related to the Debtors’ Businesses	61
1. The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases	61
2. Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses	61
3. The Debtors’ Business Is Subject to Various Laws and Regulations That Can Adversely Affect the Cost, Manner, or Feasibility of Doing Business	62
4. The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations	62
E. Disclosure Statement Disclaimer	62
1. The Financial Information Contained in This Disclosure Statement Has Not Been Audited	62
2. This Disclosure Statement Was Not Reviewed or Approved by the SEC	62

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3. This Disclosure Statement May Contain Forward Looking Statements	62
4. No Legal or Tax Advice Is Provided to You by This Disclosure Statement	63
5. No Admissions Made	63
6. Failure to Identify Potential Objections	63
7. Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors	63
8. Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update	63
9. No Representations Outside This Disclosure Statement are Authorized	64
ARTICLE XVI. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN	64
A. Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors	65
ARTICLE XVII. ADDITIONAL INFORMATION	66
ARTICLE XVIII. RECOMMENDATION AND CONCLUSION	66

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EXHIBITS

Exhibit A	Joint Plan of Liquidation of Eiger Biopharmaceuticals, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code

Exhibit B	Liquidation Analysis [to be filed subsequently with the Plan Supplement]

Exhibit C	Corporate Organization Chart

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ARTICLE I.

QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN

A.	What is chapter 11?

Chapter 11 is the principal business restructuring chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such disclosure statement with all Holders of Claims and Interests whose votes on the Plan are being solicited. Although no votes on the Plan are being solicited, this Disclosure Statement is being submitted in accordance with these requirements.

C.	Am I entitled to vote on the Plan?

The Debtors believe that all Classes of Claims and Interests are unimpaired under the Plan. As such, the Holders of Claims and Interests in these Classes are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and therefore, are not entitled to vote.

Any party that disputes the Debtors’ characterization of its Claim or Interest as being unimpaired may request a finding of impairment from the Bankruptcy Court in order to obtain the right to vote on the Plan; provided, however, that such party file and serve an objection requesting such determination prior to the hearing on the Disclosure Statement Motion. Such objection will be heard at the hearing on the Disclosure Statement Motion.

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D.	What will I receive from the Debtors if the Plan is consummated?

A summary of the anticipated recovery to Holders of Claims or Interests under the Plan is set forth in Article II.D. of this Disclosure Statement. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan.

THE PROJECTED RECOVERIES SET FORTH IN ARTICLE II.D. HEREIN ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.3

E.	What will I receive from the Debtors if I hold an Allowed Administrative Claim or a Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Compensation Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A description of these Claims and their treatment is included in Article II of the Plan and Article V of this Disclosure Statement.

F.	Are any regulatory approvals required to consummate the Plan?

At this time, the Debtors are evaluating which, if any, regulatory approvals are required to consummate the Plan. To the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, however, it is a condition precedent to the Effective Date that they be obtained.

G.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance as to what precisely will happen. It is possible that any alternative may provide Holders of Claims and Interests with less than they would have received pursuant to the Plan. For a more detailed description of potential consequences of extended Chapter 11 Cases, or of a liquidation scenario under chapter 7 of the Bankruptcy Code, see Article XV of this Disclosure Statement, and the Liquidation Analysis to be filed subsequently with the Plan Supplement.

[3]	The recoveries set forth herein may change based upon changes in the amount of Claims that are “Allowed” as well as other factors related to the Sale Transactions.

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H.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation”?

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can go effective. Initial distributions to Holders of Allowed Claims or Interests will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. “Consummation” of the Plan refers to the occurrence of the Effective Date. See Article X of this Disclosure Statement, entitled “Conditions Precedent to the Effective Date,” for a discussion of conditions precedent to Consummation of the Plan.

I.	What are the sources of Cash and other consideration required to fund the Plan?

The Debtors or the Plan Administrator, as applicable, shall fund distributions under the Plan with proceeds from the Sale Transactions and the Debtors’ Cash on hand, all in accordance with the terms of the Plan and the Wind-Down Budget.

J.	Is there potential litigation related to the Plan?

Parties in interest may object to the approval of this Disclosure Statement and may object to Confirmation of the Plan, which objections potentially could give rise to litigation.

In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtors may seek confirmation of the Plan notwithstanding the dissent of such rejecting Classes. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allows the Bankruptcy Court to confirm a plan that has been rejected by an impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code.

K.	Does the Plan preserve Causes of Action?

The Plan provides for the retention of all Causes of Action other than those that are expressly waived, relinquished, exculpated, released, compromised, or settled, as described in greater detail in Article IX of the Plan.

L.	Will there be releases, exculpation, and injunction granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties. The Debtors will also seek findings of fact and conclusions of law with regards to officers’ and directors’ performance of their duties as officers and directors of the Debtors. The Debtors’ releases, third-party releases, exculpation, and injunction provisions included in the Plan are an integral part of the Debtors’ overall restructuring.

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The Released Parties, the Exculpated Parties, and the Debtors’ directors and officers have made substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize value of the Debtors for the benefit of all parties in interest. Accordingly, each of the Released Parties and the Exculpated Parties warrant the benefit of the release and exculpation provisions.

IMPORTANTLY, THE FOLLOWING PARTIES ARE INCLUDED IN THE DEFINITION OF “RELEASING PARTIES” AND WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES: COLLECTIVELY, AND IN EACH CASE IN ITS CAPACITY AS SUCH: (1) EACH DEBTOR AND ITS ESTATE, (2) EACH WIND-DOWN DEBTOR AND ITS ESTATE, (3) ANY STATUTORY COMMITTEE AND EACH OF ITS MEMBERS, (4) THE HOLDERS OF ALL CLAIMS OR INTERESTS WHO DO NOT OPT OUT OF GRANTING THE RELEASES CONTAINED IN ARTICLE IX.A OR ARTICLE IX.B OF THE PLAN, (5) EACH CURRENT AND FORMED AFFILIATE OF EACH ENTITY IN CLAUSES (1) THROUGH (4) AND THE FOLLOWING CLAUSE (6), AND (6) EACH RELATED PARTY OF EACH ENTITY IN CLAUSE (1) THROUGH CLAUSE (6), SOLELY TO THE EXTENT SUCH RELATED PARTY MAY ASSERT CLAIMS OR CAUSES OF ACTION ON BEHALF OF OR IN A DERIVATIVE CAPACITY BY AND THROUGH AN ENTITY IN CLAUSE (1) THROUGH CLAUSE (5); PROVIDED THAT IN EACH CASE, AN ENTITY SHALL NOT BE A RELEASE PARTY IF IT: (X) ELECTS TO OPT OUT OF THE RELEASES CONTAINED IN ARTICLE IX.A OR ARTICLE IX.B OF THE PLAN OR (Y) TIMELY OBJECTS TO THE RELEASES CONTAINED IN ARTICLE IX.A OR ARTICLE IX.B OF THE PLAN AND SUCH OBJECTION IS NOT RESOLVED BEFORE CONFIRMATION.

Based on the foregoing, the Debtors believe that the release, exculpation, and injunction provisions in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Fifth Circuit. Moreover, the Debtors will present evidence at the Combined Hearing to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, and injunction provisions are contained in Article IX of the Plan and Article XI of this Disclosure Statement.

M.	Why is the Bankruptcy Court holding a Combined Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Code to hold a hearing on Confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. Further, before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such disclosure statement with all Holders of Claims and Interests whose votes on the Plan are being solicited. Although no votes on the Plan are being solicited, this Disclosure Statement is being submitted in accordance with these requirements. The Debtors have requested that the Bankruptcy Court hold the Combined Hearing on September 5, 2024 at 9:30 a.m. prevailing Central Time. All parties in interest will be served notice of the time, date, and location of the Combined Hearing once scheduled. The Combined Hearing may be adjourned from time to time without further notice.

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N.	What is the purpose of the Combined Hearing?

The Bankruptcy Court will consider final approval of the Disclosure Statement and Confirmation of the Plan at the Combined Hearing. The confirmation of a plan by a bankruptcy court binds the debtor, any person acquiring property under a plan, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Because the Debtors are liquidating, they are not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims or Interests.

O.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtors’ Notice and Claims Agent via one of the following methods:

By regular mail, hand delivery, or overnight mail at:

Eiger Ballot Processing Center

c/o KCC dba Verita

222 N. Pacific Coast Highway, Suite 300

El Segundo, CA 90245

By electronic mail at:

https://www.veritaglobal.net/Eiger/inquiry

By telephone (US & Canada toll-free) at:

(888) 733-1544

or

By telephone (international) at:

(310) 751-2638

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Notice and Claims Agent at the address above or by downloading the documents from the Debtors’ restructuring website at https://www.veritaglobal.net/eiger (free of charge) or via PACER at https://www.pacer.gov (for a fee) upon filing.

P.	Who supports the Plan?

The Plan is supported by the Debtors. The Debtors believe that the Plan provides for a larger distribution to the Debtors’ stakeholders than would otherwise result from any other available alternative. The Debtors believe that the Plan is in the best interest of the Debtors’ stakeholders, and that any alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan.

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ARTICLE II.

OVERVIEW OF THE PLAN

IT IS THE DEBTORS’ OPINION THAT CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES AND THEIR CREDITORS.

A.	Introduction

The following is a brief overview of certain material provisions of the Plan. This overview is qualified by reference to the provisions of the Plan, which is attached hereto as Exhibit A, and the exhibits thereto, as amended from time to time. In the event that any inconsistency or conflict exists between this Disclosure Statement and the Plan, the terms of the Plan will control. Confirmation of the Plan and the occurrence of the Effective Date are subject to certain conditions, which are summarized in Article X. There is no assurance that these conditions will be satisfied or waived. At the Combined Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a chapter 11 plan are that the plan: (i) is accepted by the requisite holders of claims or interests in impaired classes under the plan; (ii) is in the “best interests” of each holder of a claim or interest in each impaired class under the plan; (iii) is feasible; and (iv) complies with the applicable provisions of the Bankruptcy Code. In this instance, Classes 1, 2, 3, 4, 5, and 6 are unimpaired and therefore deemed to vote to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. See Article II.F.5 for a discussion of the Bankruptcy Code’s requirements for Plan Confirmation.

B.	The Plan

The Debtors filed for chapter 11 bankruptcy protection on April 1, 2024 (the “Petition Date”). The Debtors will have sold a substantial amount of their assets pursuant to section 363(f) of the Bankruptcy Code prior to confirmation of the Plan. Subsequent to confirmation, the Debtors intend to consummate the Liquidation Transactions.

A chapter 11 bankruptcy case permits a debtor to resolve its affairs and distribute the proceeds of its estate pursuant to a confirmed chapter 11 plan. To that end, the Debtors have filed the Plan, the terms of which are more fully described herein, contemporaneously with the filing of this Disclosure Statement. The Plan contemplates a liquidation of the Debtors and their Estates and is therefore referred to as a “plan of liquidation.” The primary objective of the Plan is to maximize the value of recoveries to Holders of Allowed Claims and Interests and to distribute all property of the Debtors’ Estates that is or becomes available for distribution in accordance with the Bankruptcy Code and Plan. The Debtors assert that the Plan accomplishes this objective and is in the best interests of their Estates, and therefore seek to confirm the Plan. The Plan classifies Holders of Claims or Interests according to the type and nature of the Holder’s Claim or Interest, as more fully described below.

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The Plan designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are: (1) unimpaired or impaired by the Plan; or (2) deemed to accept or reject the Plan. Claims against the Debtors and Interests in the Debtors are classified in six (6) separate Classes, as described herein.

C.	The Adequacy of This Disclosure Statement

Before soliciting acceptances of a proposed chapter 11 plan, section 1125 of the Bankruptcy Code requires a plan proponent to prepare a written disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan. The Debtors are providing this Disclosure Statement in accordance with those requirements. This Disclosure Statement includes, without limitation, information about:

•	the Plan, including a summary and projected recoveries thereunder (Article II hereof);

•	the statutory requirements for confirming the Plan (Article II.F. hereof);

•	the Debtors’ organizational structures, business operations, and financial obligations (Article III hereof);

•	the events leading to the filing of the Debtors’ Chapter 11 Cases (Article III hereof);

•	the major events during the Chapter 11 Cases, including significant pleadings filed in the Debtors’ Chapter 11 Cases (Article IV hereof);

•	certain risk factors that Holders of Claims and Interests should consider (Article XV hereof);

•	the classification and treatment of Claims or Interests under the Plan (Article V hereof);

•

the means for implementation of the Plan, the provisions governing distributions to certain Holders of Claims and Interests pursuant to the Plan, the procedures for resolving Disputed Claims and other significant aspects of the Plan (Article VI hereof);

•	the releases contemplated by the Plan that are integral to the overall settlement of Claims pursuant to the Plan (Article XI hereof); and

•	certain United States federal income tax consequences of the Plan (Article XVI hereof).

D.	Summary of Classes and Treatment of Claims or Interests

The classification of Claims or Interests, the estimated aggregate amount of Claims in each Class, and the amount and nature of distributions to Holders of Claims or Interests in each Class are summarized in the table below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified for purposes of receiving distributions. For a discussion of certain additional matters related to Administrative Claims and Priority Tax Claims, see Article II of the Plan.

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Each amount designated in the table below as “Estimated Percentage Recovery” for each Class is the quotient of the estimated Cash or other assets to be distributed to Holders of Allowed Claims or Interests in that Class, divided by the estimated aggregate amount of Allowed Claims or Interests in that Class. In determining those amounts, the Debtors have assumed that the Plan is consummated as described herein.

For a discussion of various factors that could materially affect the amount of assets to be distributed pursuant to the Plan, see Article XV of this Disclosure Statement.

SUMMARY OF ESTIMATED RECOVERIES
Class	Claim/Interest	Treatment of Claim/Interest	Projected Allowed Amount of Claims or Interests			Estimated % Recovery Under Plan
Class 1	Other Secured Claims	Unimpaired; Not Entitled to Vote (Deemed to Accept)	$	[	●]	100%
Class 2	Other Priority Claims	Unimpaired; Not Entitled to Vote (Deemed to Accept)	$	[	●]	100%
Class 3	Prepetition Term Loan Claims	Unimpaired; Not Entitled to Vote (Deemed to Accept)	$	[	●]	100%
Class 4	General Unsecured Claims	Unimpaired; Not Entitled to Vote (Deemed to Accept)	$	[	●]	100%
Class 5	Intercompany Claims	Unimpaired; Not Entitled to Vote (Deemed to Accept)	$	[	●]	100%
Class 6	Existing Equity Interests	Unimpaired; Not Entitled to Vote (Deemed to Accept)	$	[	●]	100%

E.	Non-Voting Package

The Notice and Claims Agent will mail, or cause to be delivered, to Holders of Claims and Interests that are unimpaired under the Plan and who are, pursuant to section 1126(f) of the Bankruptcy Code, conclusively deemed to accept the Plan a non-voting package (the “Non- Voting Package”), which shall consist of a notice of non-voting status (the “Notice of Non-Voting Status”) and a release opt-out (the “Release Opt-Out”). As further discussed in the Disclosure Statement Motion, the Non-Voting Package shall (a) inform recipients of their status of Holders or potential Holders of Claims or Interests in non-voting Classes; (b) provide the full text of the releases, exculpation, and injunction provisions set forth in the Plan; (c) include a Release Opt- Out, by which Holders may elect to opt out of the Third-Party Release included in the Plan by checking a prominently featured and clearly labeled box; (d) where applicable, provide information on how certain Holders in a Non-Voting Class may opt out electronically; and (e) provide the deadline on or before which all Release Opt-Outs must be received by the Notice and Claims Agent.

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The Non-Voting Package may also be obtained free of charge from the Notice and Claims Agent by: (1) visiting https://veritaglobal.net/eiger; (2) submitting an inquiry to the Notice and Claims Agent at https://www.veritaglobal.net/Eiger/inquiry; or (3) calling (888) 733-1544.

F.	Confirmation of the Plan

1.	Plan Objection Deadline

The deadline to file objections to the Confirmation of the Plan (each, a “Confirmation Objection”) is August 30, 2024, at 4:00 p.m. (prevailing Central Time) (the “Objection Deadline”). All Confirmation Objections must be in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount of the Claim or Interest held by the objector. Any Confirmation Objection must be filed with the Bankruptcy Court and served on the Debtors, the Statutory Committees, and the U.S. Trustee on or before the Objection Deadline.

2.	Combined Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan. The Debtors are requesting that the Bankruptcy Court conditionally approve this Disclosure Statement and set a Combined Hearing to approve this Disclosure Statement on a final basis and confirm the Plan. The Combined Hearing may, however, be continued or adjourned from time to time without further notice to parties in interest other than an adjournment announced in open court or a notice of adjournment Filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Combined Hearing without further notice to parties in interest.

3.	Confirmation

To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtors, including that:4

•	the Plan has classified Claims and Interests in a permissible manner;

•	the Plan complies with the applicable provisions of the Bankruptcy Code;

•	the Debtors have complied with the applicable provisions of the Bankruptcy Code;

[4]	The descriptions contained herein are only a summary of certain confirmation requirements; they are not exhaustive of all confirmation requirements and should not be construed as such.

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•	the Debtors, as proponents of the Plan, have proposed the Plan in good faith and not by any means forbidden by law;

•	the disclosure required by section 1125 of the Bankruptcy Code has been made;

•

the Plan that has been accepted by the requisite votes, except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code, of creditors and equity interest Holders is feasible;

•	all U.S. Trustee Fees due and owing have been paid or the Plan provides for the payment thereof on the Effective Date; and

•

the Plan is in the “best interests” of all Holders of Claims or Interests in an impaired Class by providing to those Holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that each Holder would receive or retain in a chapter 7 liquidation, unless each Holder of a Claim or Interest in that Class has accepted the Plan.

4.	Acceptance

A Plan is accepted by an impaired Class of Holders if at least two-thirds in dollar amount and a majority in number of Interests of that Class vote to accept the Plan. Only those Holders of Claims and Interests who actually vote (and are entitled to vote) to accept or to reject a Plan count in this tabulation.

5.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor (unless liquidation or reorganization is proposed in the Plan).

Because the Plan proposes a liquidation of all of the Debtors’ assets, for purposes of this test, the Debtors have analyzed the ability of the Plan Administrator to meet its obligations under the Plan. Based on the Debtors’ analysis, including the information contained in Exhibit B regarding recoveries available to Holders of Allowed Interests under the Plan, the Plan Administrator will have sufficient assets to accomplish its tasks under the Plan. Therefore, the Debtors have determined that their liquidation pursuant to the Plan will meet the feasibility requirements of the Bankruptcy Code.

6.	Best Interests Test; Liquidation Analysis

Notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each holder of a Claim or Interest in any impaired Class who has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the “best interests” test requires that the Bankruptcy Court find that the Plan provides to each member of that impaired Class a recovery on account of the holder’s Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that the holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

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To address the best interests test, subsequent to the Filing of this Disclosure Statement, the Debtors will prepare and File the Liquidation Analysis as part of the Plan Supplement.

Because the Plan proposes a liquidation of all the Debtors’ assets, the Debtors have analyzed the factors that will impact recoveries (the “Recoveries”) available to creditors in each scenario. These factors include professionals’ fees and expenses, asset disposition expenses, applicable taxes, potential Claims arising during the pendency of the Plan or chapter 7 cases and trustee fees and expenses. The Liquidation Analysis will include a summary of the Recoveries under the Plan and in a hypothetical chapter 7 liquidation.

In summary, the Debtors will demonstrate in the Liquidation Analysis that a chapter 7 liquidation would result in diminution in the recoveries to be realized by Holders of Allowed Claims or Allowed Interests, as compared to the proposed distributions under the Plan. Consequently, the Debtors will demonstrate in the Liquidation Analysis that the Plan will provide a greater ultimate return to Holders of Allowed Claims and Interests than would a chapter 7 liquidation of the Debtors.

7.	Compliance with Applicable Provisions of the Bankruptcy Code

Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. The Debtors considered each of these issues in the development of the Plan and have determined that the Plan complies with all provisions of the Bankruptcy Code.

8.	Alternatives to Confirmation and Consummation of the Plan

The Debtors evaluated alternatives to the Plan, including alternative structures and terms of the Plan. While the Debtors concluded that the Plan is the best alternative and will maximize recoveries by Holders of Allowed Claims and Allowed Interests, if the Plan is not confirmed, the Debtors, or (subject to the Debtors’ exclusive periods under the Bankruptcy Code to file and solicit acceptances of a plan or plans) any other party in interest in the Chapter 11 Cases could attempt to formulate and propose a different plan. Further, if no plan under chapter 11 of the Bankruptcy Code can be confirmed, the Chapter 11 Cases may be converted to chapter 7 cases. In liquidation cases under chapter 7 of the Bankruptcy Code, a trustee would be appointed to liquidate the remaining assets of the Debtors and distribute proceeds to creditors. The proceeds of the liquidation would be distributed to the respective creditors of the Debtors in accordance with the priorities established by the Bankruptcy Code. For further discussion of the potential impact on the Debtors of the conversion of the Chapter 11 Cases to chapter 7 liquidation, see Article XV.A of this Disclosure Statement. The Debtors have determined that confirmation and Consummation of the Plan is preferable to the available alternatives.

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G.	Releases by the Debtors Set Forth in the Plan

Article IX of the Plan provides that each Released Party is deemed released by the Debtors and their Estate from any and all claims and Causes of Action except as set forth therein. The Debtors have determined that applicable law and the facts support those releases and that the Bankruptcy Court can and should approve them.

ARTICLE III.

THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	Corporate History

Eiger Biopharmaceuticals, Inc. (“Eiger”) was founded in 2008 as a privately-held biopharmaceutical company focused on bringing to market novel products and “orphan drugs” for the treatment of rare diseases.5 In March 2016, the privately-held Eiger completed a business combination with Celladon Corporation (“Celladon”), a biotechnology company historically focused on the development of cardiovascular gene therapy, in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of November 18, 2015. Pursuant to the Merger Agreement, Eiger acquired a wholly-owned subsidiary of Celladon, with Eiger surviving as a wholly-owned subsidiary of Celladon. Immediately following the merger, on March 23, 2016, Celladon changed its name to “Eiger BioPharmaceuticals, Inc.” and Celladon’s existing common stock began trading on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “EIGR.“6

B.	Business Operations

The Debtors operate collectively as a commercial-stage biopharmaceutical company focused on the development of innovative therapies for life-threatening, rare and serious diseases with high unmet medical needs and no approved therapies. At the heart of the Debtors’ business is Zokinvy, the first and only product on the market that has received FDA approval for the treatment of progeria—an ultra-rare and rapidly fatal genetic condition that causes accelerated aging in children. Zokinvy is the brand name of the drug “Lonafarnib,” which is an orally bioavailable, first-in-class farnesyltransferase inhibitor that blocks the buildup of the progeria protein, effectively paralyzing the progression of progeria. Originally developed by Merck & Co. (“Merck”), the Debtors now hold an exclusive license to develop and commercialize Lonafarnib. The Debtors have since entered into an agreement with the Progeria Research Foundation (“PRF”), pursuant to which the parties agreed to collaborate with respect to the development and pursuit of regulatory approval of Lonafarnib to reduce the risk of mortality of progeria. Following receipt of FDA approval for the use of Lonafarnib to treat progeria in November 2020, the Debtors have commercially launched Zokinvy both in the United States and internationally.

[5]	Orphan drugs are drugs intended to treat rare diseases or conditions. According to the FDA, a disease is classified as a “rare” disease if it affects less than 200,000 people in the United States.
[6]	Celladon completed its initial public offering (“IPO”) of its common stock in February 2014 and began trading on the Nasdaq shortly thereafter under the symbol “CLDN.”

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Recognizing the potential power of Lonafarnib, the Debtors devoted significant efforts to researching alternative uses for the drug and, as a result, found a potentially viable solution for the treatment of hepatitis delta virus (“HDV”).7 Further, until the Petition Date, the Debtors had conducted clinical trials on myriad other drug candidates, including Avexitide (“Avexitide”) and peginterferon lambda for the treatment of certain viral respiratory infections (“Lambda”). All of the Debtors drug candidates have FDA Breakthrough Therapy designation.

As of the Petition Date, the Debtors employed approximately nine full-time employees. None of the Debtors’ employees are represented by a labor union or covered by collective bargaining agreements.

Further details regarding the Debtors’ business and operations may be found in the Declaration of David Apelian in Support of the Debtors’ Chapter 11 Petitions and First Day Pleadings (the “First Day Declaration”) [Docket No. 19].

C.	The Debtors’ Prepetition Capital Structure

As of the Petition Date, Eiger had approximately $41.7 million in funded, secured debt obligations.

	Principal	Interest	Total
Term A	$41,685,030.30	$0	$41,685,030.30
Term B8	$0	$0	$0
Term C9	$0	$0	$0
Total	$41,685,030.30	$0	$41,685,030.30

1.	Secured Debt as of the Petition Date

On June 1, 2022, certain of the Debtors entered into a loan and security agreement (the “Loan and Security Agreement”) with Innovatus Life Sciences Lending Fund I, LP (“Innovatus” or the “Prepetition Term Loan Lenders”), providing for up to $75 million funded in three tranches with a maturity date of August 31, 2027 (the “Innovatus Loan”). The floating per annum interest rate of the Loan and Security Agreement is equal to the sum of (a) the greater of (i) the Prime Rate published in the Money Rates section of the Wall Street Journal (or any successor thereto) and (ii) 3.5%, plus (b) 3.75%; provided that, at the election of the Debtors, up to 2.25% of such rate shall be payable in-kind until the third anniversary of the closing date. As of December 31, 2023, the effective interest rate for the Innovatus Loan was 13.84%.

Under the Loan and Security Agreement, the Debtors are required to make monthly interest-only payments through July 1, 2027, after which the Debtors are required to make monthly amortizing payments, with the remaining balance of the principal plus accrued and unpaid interest due at maturity. The Loan and Security Agreement is secured by perfected first priority liens on the Debtors’ assets, including a commitment by the Debtors to not allow any liens to be placed upon the Debtors’ intellectual property.

[7]	HDV is the most severe form of viral hepatitis for which there is currently no FDA-approved therapy.
[8]

The Loan and Security Agreement provides for a Term B Draw (as defined in the Loan and Security Agreement) in an aggregate principal amount of up to $17,500,000. No amounts were drawn under the Term B tranche.

[9]

The Loan and Security Agreement provides for a Term C Draw (as defined in the Loan and Security Agreement) in an aggregate principal amount of up to $17,500,000. No amounts were drawn under the Term C tranche.

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At closing, the Debtors were funded $40 million under Term A, $33.5 million of which was used to fully pay off a preexisting loan. The $17.5 million under each of Term B and Term C became available on the later of (a) the first date that the Debtors achieve certain development and regulatory milestones applicable to each term and (b) November 1, 2022. Both Term B and Term C draw periods end on the earlier of (a) June 30, 2024 or (b) an event of default.

2.	Net Operating Losses and Research and Development Credits

Eiger has incurred significant net operating losses (“NOLs”). Further, the Debtors have earned tax credits related to research and development (“R&D Credits”), and Orphan Drugs (“Orphan Drug Credits,” and, together with the NOLs and the R&D Credits, the “Tax Credits”). As of December 31, 2023, Eiger had generated federal NOLs of approximately $322.5 million and state NOLs of approximately $47.1 million. Eiger also had approximately $1.6 million of federal R&D Credits and approximately $4 million of state R&D Credits. Further, on account of its treatments that have received Orphan Drug Designation, Eiger has approximately $15.5 million of federal Orphan Drug Credit carryforwards available. The Tax Credits are potentially of significant value as they may be used, under certain circumstances, to offset future taxable income or federal tax liabilities in future years.

3.	Equity

Eiger’s equity is publicly traded, with Eiger authorized to issue 200,000,000 shares of common stock. On January 5, 2024, Eiger effected a 1-for-30 reverse stock split (the “Reverse Stock Split”) of its common stock, and, on January 8, 2024, Eiger’s common stock began trading on a split adjusted basis. As of January 5, 2024, Eiger had 1,476,247 shares of common stock issued and outstanding. As of March 31, 2024, Eiger’s common stock was trading at $5.01.

D.	Litigation

The Debtors are not currently party to or otherwise involved any litigation.

E.	Events Leading to the Chapter 11 Filings

The continuing cash drain on Eiger and delays in achieving successful clinical trials for certain products, along with an inability to raise additional capital, required Eiger to begin exploring strategic alternatives to address its go-forward liquidity position. Eiger engaged advisors to assist in these efforts, including Sidley Austin LLP (“Sidley”), as restructuring counsel, Alvarez & Marsal, LLC (“A&M”), as financial advisor, and SSG Advisors, LLC (“SSG”), as investment banker. After exploring various potential pathways, Eiger ultimately determined to file these Chapter 11 Cases, all in an effort to maximize the value of its assets and operations for the benefit of its creditors and all parties in interest.

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1.	Clinical Trials

The Debtors’ business depends, in large part, on its ability to obtain and maintain required regulatory approvals. Obtaining such regulatory approvals is no easy task, however, and if the Debtors receive approval at all, it is subject to the FDA’s unspecified timeline. The Debtors faced significant setbacks when they received, and ultimately followed, the DSMB’s recommendation to discontinue its Phase 3 LIMT Study for Lambda-based HDV treatments, despite initial indicators of efficacy in its Phase 1 and Phase 2 trials.

2.	Reductions in Force and Other Cost-Saving Measures

Recognizing its strained liquidity position, the Debtors took actions to preserve their ability to continue operations in the ordinary course. In 2023, the Debtors reduced their workforce by 18 employees, representing approximately 46% of the Debtors’ workforce. Since then, the Debtors have further issued reduction in force notifications to a total of 12 former employees (collectively, the “RIF”). Throughout this time, the Debtors carefully sought to balance the need to reduce costs with the need to maintain essential employees and operations. On account of the RIF, the Debtors incurred approximately $1.2 million in compensation and personnel related expenses, including severance payouts for terminated employees.

The Debtors also undertook an extensive portfolio prioritization review in June 2023, determining to focus clinical development efforts on advancing avexitide in hyperinsulinemic hypoglycemia (HH) indications. As a result of the Debtors’ decision to reprioritize their HDV Development Programs, the Debtors reduced their research and development expenses by approximately $13 million as of December 31, 2023, consisting of a $5 million decrease in milestone expenses related to the Lambda clinical studies under the License Agreement with Bristol, a $3.5 million decrease in outside services across programs, including consulting and advisory services, a $3.3 million decrease in clinical and contract manufacturing expenses, and a $1 million decrease in compensation and personnel related expenses.

3.	Exploration of Strategic Alternatives

Since its inception, the Debtors have incurred operating losses, resulting in tight cash constraints. The Debtors had a net loss of approximately $75 million and $96.8 million for the years ended December 31, 2023 and 2022, respectively. As of the Petition Date, the Debtors had approximately $9.9 million of cash on hand. Developing product lines is an intrinsically resource-intensive process, and the Debtors have relied historically on the sale of equity securities and debt facilities to fund their operations. Notwithstanding the Debtors’ cost-reduction efforts, because of the sustained operating losses, the Debtors recognized that additional financing was likely necessary to support ongoing development and commercialization.

Beginning in November 2023 and continuing into 2024, the Debtors and Propel Bio Management, LLC (“Propel”), one of their institutional shareholders, attempted to negotiate the terms of a potential investment, which would be used for the development of LNF for the treatment of HDV. Unfortunately, the investment proposal was not actionable, despite months of negotiation, and, as described further below, the Debtors were forced to pivot to alternative options—specifically, focusing on the ability to potentially consummate a sale of Zokinvy to bring in needed revenue for debt reduction and operations (the “Zokinvy Sale Transaction”).

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4.	Engagement with Prepetition Term Loan Lenders

Throughout the Debtors’ efforts to reduce costs and pursue strategic alternatives, the Debtors have engaged with the Prepetition Term Loan Lenders on next steps. Specifically, the Debtors provided the Prepetition Term Loan Lenders and their counsel with ongoing updates related to the status of the ongoing negotiations for both the potential investment and Zokinvy Sale Transaction.

Notwithstanding these efforts, on January 17, 2024, the Prepetition Term Loan Lenders delivered a notice (the “Default Notice”) to the Debtors, stating that, under the Loan and Security Agreement, an Event of Default (as defined in the Loan and Security Agreement) had occurred due to a Material Adverse Change (as defined in the Loan and Security Agreement), without providing additional details. The Debtors disputed the allegation that a Material Adverse Change had occurred and saw no basis for delivery of the Default Notice.

The Debtors’ counsel engaged with the Prepetition Term Loan Lenders’ counsel (Bradley Arant Boult Cummings, LLP (“Bradley”)) to understand the basis of the Default Notice, and, following those conversations, the Debtors, through Sidley, responded to Bradley, disputing the Material Adverse Change and Event of Default claims. Following further discussions among the Debtors’ and Prepetition Term Loan Lenders’ counsel, the Prepetition Term Loan Lenders voluntarily initially agreed to forbear from exercising remedies under the Loan and Security Agreement until February 2, 2024, and then continued to issue voluntarily forbearances, with the last such voluntary forbearance expiring April 3, 2024.

5.	Stalking Horse and Sale Transaction

The Debtors engaged with the Sentynl Therapeutics, Inc. (“Sentynl”) in the six months leading up to the Petition Date, in parallel with their financing efforts. Initially, the sale was intended to be consummated outside of Court, but, as the Debtors’ circumstances evolved and, with the loss of the potential investment, the Debtor worked with the Sentynl to pivot to an in- court transaction, as is further described below and in the Bid Procedures Motion (as defined below). Prior to filing these chapter 11 cases, on March 31, 2024, the Debtors negotiated and entered into an agreement (the “Zokinvy Stalking Horse APA”) with Sentynl for the acquisition and sublicense of the Zokinvy assets (the “Zokinvy Assets”) at a purchase price of $26 million if the Zokinvy Sale Transaction closed no later than April 24, 2024; provided, however, that for every day after April 24, 2024 that the closing did not occur, the stalking horse bid decreased by an amount equal to $214,285.71 (the “Zokinvy Stalking Horse Bid”), as further explained in the Bid Procedures Motion.

The Zokinvy Stalking Horse APA was the culmination of the prepetition marketing process and provided the necessary momentum to launch a post-petition marketing and auction process to maximize the value of the Debtors’ assets. To facilitate a competitive post-petition auction process, the Debtors filed the Bid Procedures Motion, with the bid from Sentynl serving as the initial opening bid. Pursuant to the Bid Procedures (as defined below), interested parties—including those contacted by the Debtors and their advisors prepetition—had the opportunity to submit bids for the purchase of the Debtors’ Zokinvy Assets along a sale timeline established by the Bid Procedures. In accordance with the Bid Procedures, the Zokinvy Stalking Horse APA was subject to higher and better offers.

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The Bid Procedures also formalized a process for a sale of the Debtors’ other assets (the “Remaining Assets”), including Lonafarnib for the treatment of HDV, Avexitide, and Lambda (the “Remaining Assets Sale Transaction(s),” and, collectively with the Zokinvy Sale Transaction, the “Sale Transactions”). Accordingly, the Debtors orchestrated a bifurcated sales process with two separate, but both expedited, timelines. Pursuant to the Bid Procedures, interested parties had approximately 16 days from the Petition Date to submit bids for the Zokinvy Assets and approximately 72 days to submit bids for the Remaining Assets.

The Bankruptcy Court approved these expedited timelines as sufficient to run a comprehensive sale process—particularly in light of the extensive marketing process conducted by the Debtors prepetition. Further, the Bankruptcy Court approved the entirety of the Zokinvy Sale Transaction on April 24, 2024, via the Order (I) Approving the Sale of the Debtors’ Zokinvy Assets, (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (III) Granting Related Relief (the “Zokinvy Sale Order”) [Docket No. 162].

The Debtors have determined that expeditious sale processes and resolution of these Chapter 11 Cases, including the consummation of the Liquidation Transactions, is necessary to preserve their limited liquidity and ensure the greatest possible recovery for their stakeholders.

ARTICLE IV.

EVENTS DURING THE CHAPTER 11 CASES

A.	Commencement of the Chapter 11 Cases and the Debtors’ Professionals

On April 1, 2024 (the “Petition Date”), the Debtors filed petitions for relief under chapter 11 of the Bankruptcy Code.

The Debtors have retained Verita as their Notice and Claims Agent, effective as of the Petition Date. The Debtors have additionally retained Sidley, as Debtors’ counsel, A&M, as financial advisor, and SSG, as investment banker.

B.	First Day Relief

On or soon after the Petition Date, the Debtors filed a number of motions and other pleadings (collectively the “First Day Motions”) to ensure an orderly transition into chapter 11, including the following:

•	Debtors’ Emergency Motion for Entry of an Order Directing Joint Administration of Chapter 11 Cases [Docket No. 3];

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•

Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Continue to Operate Their Cash Management System and Maintain Existing Bank Accounts, (II) Honor Certain Obligations Relating Thereto; and (III) Granting a Waiver of Certain Deposit and Investment Requirements in 11 U.S.C. § 345(b) and the UST Guidelines [Docket No. 4];

•

Debtors’ Emergency Motion for Entry of an Order (I) Approving the Debtors’ Proposed Adequate Assurance of Payment for Future Utility Services, (II) Prohibiting Utility Companies From Altering, Refusing, or Discontinuing Services, and (III) Approving the Debtors’ Proposed Procedures for Resolving Additional Assurance Requests [Docket No. 5];

•

Debtors’ Emergency Motion for Entry of an Order (I) Authorizing the Debtors to (A) Continue Their Prepetition Insurance Coverage and Satisfy Prepetition Obligations Related Thereto and (B) Renew, Supplement, and Enter Into New Insurance Policies, and (II) Granting Related Relief [Docket No. 6];

•	Debtors’ Emergency Motion for Entry of an Order Extending Time to File Schedules of Assets and Liabilities and Statements of Financial Affairs [Docket No. 7];

•

Debtors’ Emergency Motion for Entry of an Order (I) Authorizing the Debtors to (A) Pay Prepetition Wages, Salaries, and Employee Benefits and (B) Continue the Postpetition Maintenance of Employee Benefit Programs, Policies, and Procedures in the Ordinary Course [Docket No. 8];

•	Debtors’ Emergency Motion for Entry of an Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. 9];

•

Debtors’ Emergency Motion for Entry of an Order (I) Authorizing the Debtors to Pay Certain Prepetition Claims of (A) 503(B)(9) Claimants, (B) Lien Claimants, (C) Critical Vendors, and (D) Foreign Claimants, (II) Confirming Administrative Expense Priority of Outstanding Orders [Docket No. 10];

•	Debtors’ Emergency Motion for Entry of Interim and Final Orders Authorizing the Debtors to Pay Certain Taxes and Fees [Docket No. 11];

•

Debtors’ Emergency Motion for Entry of an Order (I) Authorizing the Debtors to (A) File a Consolidated Creditor Matrix and (B) File a Consolidated List of 30 Largest Unsecured Creditors; (II) Waiving the Requirement to File a List of Equity Security Holders; (III) Authorizing the Debtors to Redact Certain Personally Identifying Information; and (IV) Approving the Form and Manner of Notifying Creditors of the Commencement of the Chapter 11 Cases and Other Information [Docket No. 12];

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•

Debtors’ Motion for Entry of an Order (I)(A) Approving the Bid Procedures; (B) Authorizing the Debtors to Select Sentynl Therapeutics, Inc. as the Stalking Horse Purchaser & Approving Bid Protections; (C) Approving the Bid Protections Relating to the Remaining Assets Stalking Horse Purchaser(s), if any; (D) Establishing Bid Deadlines, Auction(s), and Sale Hearing(s); (E) Approving the Form and Manner of Sale Notice; (F) Approving Assignment and Assumption Procedures; (G) Approving the Form and Manner of Potential Assumption and Assignment Notice; (II)(A) Authorizing the Sale of the Assets Free and Clear; and (B) Approving the Assumption and Assignment of Designated Contracts; and (III) Granting Related Relief [Docket No. 13];

•

Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Term Loan Secured Parties; (III) Modifying Automatic Stay; (IV) Scheduling a Final Hearing [Docket No. 16];

•

Debtors’ Emergency Motion for Entry of Interim And Final Orders (I) Authorizing the Debtors to Honor And Continue Certain Customer Programs and Customer Obligations in the Ordinary Course of Business, and (II) Authorizing Banks to Honor and Process Check an Electronic Transfer Requests Related Thereto [Docket No. 17]; and

•

Debtors’ Emergency Application for Entry of an Order Authorizing the Retention and Employment of Kurtzman Carson Consultants LLC as Claims, Noticing and Solicitation Agent, Effective as of the Petition Date [Docket No. 18].

The Debtors have received orders granting the relief requested in all of the First Day Motions on a final basis from the Bankruptcy Court.

C.	Second Day Relief

On May 7, 2024, the Debtors filed a number of motions and other pleadings (collectively the “Second Day Motions”) to ensure the preservation of value of the Debtors’ assets through the Chapter 11 Cases:

•

Debtors’ Application for Entry of an Order Authorizing (I) the Retention of Alvarez & Marsal North America, LLC to Provide the Debtors a Chief Restructuring Officer and Certain Additional Personnel and (II) Designating Douglas Staut as Chief Restructuring Officer for the Debtors Effective as of the Petition Date [Docket No. 150]

•	Debtors’ Motion for Entry of an Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals [Docket No. 154];

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Debtors’ Application for Entry of an Order Authorizing the Retention and Employment of Sidley Austin LLP as Attorneys for the Debtors and Debtors in Possession Effective as of the Petition Date [Docket No. 155];

•	Debtors’ Application for Entry of an Order Authorizing the Employment and Retention of SSG Advisors, LLC as Investment Banker Effective as of the Petition Date [Docket No. 156];

•	Debtors’ Motion for Entry of an Order Authorizing the Debtors to Retain and Compensate Professionals Utilized in the Ordinary Course of Business [Docket No. 157];

The Debtors have received orders granting the relief requested in the Second Day Motions on a final basis from the Bankruptcy Court.

Further, on May 7, 2024, the Bankruptcy Court heard arguments related to the United States Trustee’s Emergency Motion to Transfer Venue or Dismiss under 28 U.S.C. §§ 1406 and 1408 and Fed. R. Bankr. P. 1014(a)(2) (the “Venue Motion”) [Docket No. 111], filed on April 11, 2024. On May 2, 2024, the Debtors filed the Debtors’ Objection to United States Trustee’s Emergency Motion to Transfer Venue or Dismiss Under 28 U.S.C. §§ 1406 and 1408 and Fed. R. Bankr. P. 1014(a)(2) [Docket No. 200], objecting to the transfer or dismissal of these Chapter 11 Cases.

The Bankruptcy Court subsequently entered the Order Denying United States Trustee’s Emergency Motion to Transfer Venue or Dismiss under 28 U.S.C. §§ 1406 and 1408 and Fed. R. Bankr. P. 1014(a)(2) [Docket No. 260] (the “Venue Order”) on May 13, 2024. Following the Venue Order, on May 28, 2024, Innovatus filed a Notice of Appeal of Order Denying United States Trustee’s Emergency Motion to Transfer Venue or Dismiss under 28 U.S.C. §§ 1406 and 1408 and Fed. R. Bankr. P. 1014(a)(2) [Docket No. 298].

D.	Postpetition Sale of the Zokinvy Assets

On the Petition Date, the Debtors filed a combined motion seeking approval of the bid procedures (the “Bid Procedures”) and the Zokinvy Stalking Horse APA, the Debtors’ Motion for Entry of an Order (I)(A) Approving the Bid Procedures; (B) Authorizing the Debtors to Select Sentynl Therapeutics, Inc. as the Stalking Horse Purchaser & Approving Bid Protections; (C) Approving the Bid Protections Relating to the Remaining Assets Stalking Horse Purchaser(s), if any; (D) Establishing Bid Deadlines, Auction(s), and Sale Hearing(s); (E) Approving the Form and Manner of Sale Notice; (F) Approving Assignment and Assumption Procedures; (G) Approving the Form and Manner of Potential Assumption and Assignment Notice; (II)(A) Authorizing the Sale of the Assets Free and Clear; and (B) Approving the Assumption and Assignment of Designated Contracts; and (III) Granting Related Relief [Docket No. 13] (the “Bid Procedures Motion”). The Debtors sought prompt approval of the Bid Procedures Motion on an expedited basis, consistent with the milestones embodied in the Cash Collateral Order (as defined below).

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The Bid Procedures Motion, and the Bid Procedures therein, were approved by the Bankruptcy Court on a final basis on April 5, 2024 in the Order (I)(A) Approving the Bid Procedures; (B) Authorizing the Debtors to Select Sentynl Therapeutics, Inc. as the Stalking Horse Purchaser & Approving Bid Protections; (C) Approving the Bid Protections Relating to the Remaining Assets Stalking Horse Purchaser(s), if any; (D) Establishing Bid Deadlines, Auction(s), and Sale Hearing(s); (E) Approving the Form and Manner of Sale Notice; (F) Approving Assignment and Assumption Procedures; (G) Approving the Form and Manner of Potential Assumption and Assignment Notice; (II)(A) Authorizing the Sale of the Assets Free and Clear; and (B) Approving the Assumption and Assignment of Designated Contracts; and (III) Granting Related Relief [Docket No. 94] (the “Bid Procedures Order”).

As more fully described in the Bid Procedures Motion, the Bid Procedures contain provisions relating to, among other things, (a) participation requirements, (b) access to due diligence, (c) requirements for Qualified Bids (as defined in the Bid Procedures), (d) designation of Qualified Bidders (as defined in the Bid Procedures), (e) credit bids, (f) auction procedures (as applicable); and (g) the selection of any Qualified Bids (as defined in the Bid Procedures) as the winning bid or back-up bid.

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In addition, as noted in the Bid Procedures, the sale process for the Zokinvy Assets was governed utilizing the following dates and deadlines:

ZOKINVY SALE TRANSACTION MILESTONES
EVENT OR DEADLINE	DATE AND TIME (ALL IN PREVAILING CENTRAL TIME)
Petition Date	P = 0 (April 1, 2024)

Bid Procedures Objection Deadline	Objections to the Bid Procedures may be made at the Bid Procedures Hearing

Bid Procedures Hearing	P + 3 (April 3, 2024) at 1:30 p.m.

Service and Publication of Sale Notice	1 business day after entry of the Bid Procedures Order or as soon as reasonably practicable thereafter

Initial Zokinvy Cure Notice Deadline	P + 12 (April 12, 2024) at 4:00 p.m.

Zokinvy Bid Deadline[10]	P + 15 (April 15, 2024) at 4:00 p.m.

Zokinvy Sale Objection Deadline	P + 16 (April 16, 2024) at 4:00 p.m.

Zokinvy Cure Objection Deadline	P + 16 (April 16, 2024) at 4:00 p.m.

Determination of Zokinvy Qualified Bids	As soon as reasonably practicable following the Bid Deadline

Zokinvy Auction (if necessary)	P + 17 (April 17, 2024) at 9:00 a.m.

Deadline to File Notice of Zokinvy Winning Bid	As soon as reasonably practicable following the Auction

Post-Zokinvy Auction Objection Deadline	P + 20 (April 20, 2024) at 4:00 p.m.

Zokinvy Sale Hearing	P + 23 (April 23, 2024) at 9:30 a.m.

Anticipated Zokinvy Closing Date	P + 24 (April 24, 2024)

On April 17, 2024, the Debtors conducted the Auction for the Zokinvy Assets and ultimately designated Sentynl as the winning bidder with a final bid during the Auction of a base price in the amount of $46,100,000 less a credit in the amount of $900,000 for the Termination Fee, resulting in a net base price in the amount of $45,200,000 (assuming a closing on April 24, 2024).

On April 23, 2024, the Bankruptcy Court held a hearing on the sale of the Zokinvy Assets to Sentynl at which the Bankruptcy Court approved the Zokinvy Sale Transaction. On April 24, 2024, the Bankruptcy Court entered the Order (I) Approving the Sale of the Debtors’ Zokinvy Assets, (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (III) Granting Related Relief (the “Zokinvy Sale Order”) [Docket No. 162]. On May 3, 2024, the Zokinvy Sale Transaction closed, resulting in a net base price of $44,300,000.

E.	Postpetition Sale of the Remaining Assets

In accordance with the milestones set forth in the Bid Procedures, the Debtors continued to canvas the market for potential transactions to maximize the value of their Estates, including a sale of the Remaining Assets. These efforts bore significant fruit, and on June 13, 2024, after extensive arms-length negotiations, the Debtors entered into an agreement (the “Avexitide Stalking Horse APA”) with Spruce Biosciences, Inc. for the acquisition of the Avexitide assets (the “Avexitide Assets”) at a purchase price of $10 million less the aggregate amount of certain cure costs and assignment fees. More information regarding the Avexitide Stalking Horse APA can be found in the Debtors’ Notice of Selection of Stalking Horse Bidder [Docket No. 333].

[10]	The Debtors reserve their right, in their own discretion, to move the deadline for the submission of qualified bids.

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On June 17, 2024, the Debtors conducted the Auction for the Avexitide Assets and ultimately designated Amylyx Pharmaceuticals, Inc. as the winning bidder with a final bid during the Auction with a bid of $35,100,000. The Bankruptcy Court entered the Avexitide Sale Order on June 27, 2024, authorizing and approving entry into the Avexitide Asset Purchase Agreement and the sale transaction contemplated thereunder. On July 9, 2024, the Avexitide sale closing occurred in accordance with the Avexitide Asset Purchase Agreement and the Avexitide Sale Order.

Pursuant to the Debtors’ Revised Notice of Sale, Bid Procedures, Auction, and Sale Hearing [Docket No. 331], the bid deadline, auction, and sale hearing(s) for the sale of the other Remaining Assets would be determined by the Debtors at a later date.

On July 13, 2024, the Debtors filed a Further Revised Notice of Bid Deadlines [Docket No. 422], which established the bid deadline for the sale of Lonafarnib for the treatment of HDV as July 19, 2024 at 4:00 p.m. (prevailing Central Time), and the bid deadline for the sale of the Lambda Assets as August 2, 2024 at 4:00 p.m. (prevailing Central Time).

F.	Debtors’ Use of Cash Collateral

On the Petition Date, the Debtors filed a motion seeking approval of their use of cash collateral [Docket No. 16] (the “Cash Collateral” and such motion the “Cash Collateral Motion”). On April 5, 2024, the Bankruptcy Court entered an order granting the relief requested in the Cash Collateral Motion on an interim basis [Docket No. 93]. The Bankruptcy Court entered an order granting the relief requested in the Cash Collateral Motion on a final basis [Docket No. 161] (the “Cash Collateral Order”) at the Second Day Hearing.11

As more fully described in the Cash Collateral Order, the Debtors’ use of Cash Collateral is governed by provisions (a) setting forth an Approved Budget (as defined in the Cash Collateral Motion; (b) setting forth events of default and procedures for termination of the use of Cash Collateral; (c) granting adequate protection liens, priority and superpriority claims, and professional fees and expenses to the Holders of Prepetition Term Loan Claims; and (d) related protections to facilitate the Debtors’ access to Cash Collateral.

[11]

On May 8, 2024, Innovatus filed a notice of appeal of the Cash Collateral Order [Docket No. 245], as well as an amended notice of appeal on May 17, 2024 [Docket No. 274]. In connection with its appeal, Innovatus filed a Statement of Issues to Be Presented and Designation of Items to Be Included in the Record on Appeal on May 22, 2024, at Docket No. 286 (the “Appellant Designation”). On July 13, 2024, Innovatus filed an amended Appellant Designation [Docket No. 332].

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In addition, as noted in the Cash Collateral Order and authorized in the Cash Collateral Order, the use of Cash Collateral is governed by the following milestones:

Cash Collateral Order Milestones
Date and Time (all in Central Time)	Event or Deadline

April 4, 2024	Deadline to File First Day Motions

April 6, 2024 (subject to extension to the extent necessary to accommodate the Bankruptcy Court’s availability)	Deadline for Court to enter an Interim Order Approving the Use of Cash Collateral

May 6, 2024 (subject to extension to the extent necessary to accommodate the Bankruptcy Court’s availability)	Deadline for Court to enter an Order Approving Bid Procedures

June 25, 2024 (subject to extension to the extent necessary to accommodate the Bankruptcy Court’s availability)	Deadline for Court to enter an Order(s) Approving the Sale(s)

July 10, 2024	Deadline to Close Sale(s)

July 25, 2024 (subject to extension to the extent necessary to accommodate the Bankruptcy Court’s availability)	Deadline to Obtain Conditional Approval of a Disclosure Statement in Accordance with a Chapter 11 Plan Chapter 11 Plan

September 5, 2024 (subject to extension to the extent necessary to accommodate the Bankruptcy Court’s availability)	Deadline for Court to enter a Final Order Approving Disclosure Statement and Plan

September 28, 2024	Effective Date Deadline

G.	Statutory Committees

On July 10, 2024, the U.S. Trustee filed the Appointment of the Official Unsecured Creditors’ Committee [Docket No. 322], notifying the Bankruptcy Court of its appointment of an official committee of unsecured creditors pursuant to section 1102(b) of the Bankruptcy Code.

On July 25, 2024, the U.S. Trustee filed the Appointment of the Official Equity Security Holders’ Committee [Docket No. 359], notifying the Bankruptcy Court of its appointment of an official committee of equity security holders pursuant to section 1102(a)(1) of the Bankruptcy Code.

H.	Bar Dates

The Debtors have filed the Debtors’ Motion for Entry of an Order (I) Setting Bar Dates for Filing Proofs of Claim; (II) Approving Form and Manner for Filing Proofs of Claim; and (III) Approving the Form and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests Notice of Bar Dates [Docket No. 309], which was approved on a final basis in an order [Docket No. 375] (the “Bar Date Order”) by the Bankruptcy Court. The General Bar Date (as defined in the Bar Date Order) is July 22, 2024 at 4:00 p.m prevailing Central Time; the Governmental Bar Date (as defined in the Bar Date Order) is September 30, 2024 at 4:00 p.m. prevailing Central Time; and the Administrative Claims Bar Date is 5:00 p.m. (prevailing Central Time) on the date that is 30 days after the Effective Date.

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I.	Proposed Confirmation Schedule

Pursuant to the Disclosure Statement Motion, filed contemporaneously herewith, and the milestones set forth in the Cash Collateral Order, the proposed schedule and deadlines for Confirmation include the following:

Event	Date
Objection Deadline	August 30, 2024 at 4:00 p.m. prevailing Central Time

Release Opt-Out Deadline	August 30, 2024 at 4:00 p.m. prevailing Central Time

Combined Hearing	September 5, 2024 at 9:30 a.m. prevailing Central Time

ARTICLE V.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Administrative Claims, Priority Tax Claims, and Statutory Fees

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Compensation Claims) and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim (other than a Professional Compensation Claim) shall receive, in full and final satisfaction of such Claim, (1) Cash in an amount equal to such Allowed Administrative Claim in accordance with the following: (a) if Allowed on or prior to the Effective Date, then on the Effective Date or as soon as reasonably practicable thereafter; (b) if not Allowed as of the Effective Date, then no later than forty-five (45) days after the date on which an order Allowing such Administrative Claim becomes a Final Order; or (c) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; or (2) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Except for Professional Compensation Claims, and notwithstanding any prior Filing or Proof of Claim, Proofs of Claim seeking the allowance and payment of Administrative Claims must be Filed and served on the Debtors or the Plan Administrator (as applicable) and their counsel by no later than the Administrative Claims Bar Date pursuant to the procedures set forth in the Confirmation Order and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claims.

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Except as otherwise provided in Articles II.B, II.C, or II.D of the Plan, Holders of Administrative Claims that do not File and serve a Proof of Claim or application for payment of administrative expenses requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtors, the Plan Administrator, the Estates, or the Debtors’ assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Bankruptcy Court.

2.	Professional Compensation Claims

a.	Final Fee Applications and Payment of Professional Compensation Claims

All requests for payment of Professional Compensation Claims (other than from OCPs) for services rendered and reimbursement of expenses incurred through the Effective Date shall be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Compensation Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. Objections to Professional Compensation Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Compensation Claims. To the extent any Cash is remaining in the Professional Fee Reserve Account following irrevocable payment in full of all Allowed Professional Compensation Claims (including Allowed Professional Compensation Claims arising after the Confirmation Date), such Cash shall be transferred to the Wind-Down Debtors.

b.	Administrative Claims of OCPs

All requests for payment of Professional Compensation Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Compensation Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Compensation Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Plan Administrator (as applicable) from the Professional Fee Reserve Account as soon as reasonably practicable after such Professional Compensation Claims are Allowed pursuant to the OCP Order.

c.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Plan Administrator (as applicable) shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Plan Administrator (as applicable). Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Plan Administrator (as applicable) may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

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Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall pay, within ten business days after submission of a detailed invoice to the Debtors such reasonable claims for compensation or reimbursement of expenses incurred by the Professionals of the Debtors. If the Debtors, in consultation with the Prepetition Term Loan Administrative Agent, dispute the reasonableness of any such invoice, the Debtors or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

d.	Professional Fee Reserve Account

On the Effective Date, the Debtors shall fund an amount in Cash into the Professional Fee Reserve Account equal to (a) the aggregate accrued and unpaid Professional Compensation Claims as of the Effective Date (which shall be estimated by each applicable Professional in its reasonable discretion based on the amount of then-accrued Professional Compensation Claims plus a reasonable estimate of fees and expenses that will accrue up until the Effective Date), less (b) any amount then held in the Professional Fee Reserve Account.

Funds held in the Professional Fee Reserve Account shall be held for the benefit of the Professionals and shall not be property of the Estates. The Professionals shall reasonably and in good faith estimate their Professional Compensation Claims before and as of the Effective Date, taking into account any prior payments, and shall deliver such estimates to the Debtors no later than five (5) Business Days prior to the anticipated Effective Date.

Professional Compensation Claims shall be paid in full without interest or other earnings therefrom, in Cash, from the Professional Fee Reserve Account, in such amounts as are Allowed by the Bankruptcy Court as soon as reasonably practicable after such Professional Compensation Claims are allowed. The obligations of the Estates with respect to Professional Compensation Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Fee Reserve Account. To the extent that funds held in the Professional Fee Reserve Account are insufficient to satisfy the amount of accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency. No Liens, claims, or interests shall encumber the Professional Fee Reserve Account in any way, other than customary liens in favor of the depository bank at which the Professional Fee Reserve Account is maintained.

3.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.

4.	Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Plan Administrator shall pay any and all Statutory Fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each of the Debtors and the Plan Administrator, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of a Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

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B.	Classification of Claims and Interests

Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Class to the extent that any portion of the Claim or Interest qualifies within the description of such other Class. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been otherwise paid, released, or satisfied at any time.

The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	Prepetition Term Loan Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 5	Intercompany Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 6	Existing Equity Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

C.	Treatment of Claims and Interests

1.	Class 1 – Other Secured Claims

a. Classification: Class 1 consists of all Other Secured Claims against the Debtors.

b. Treatment: Except to the extent the Holder of an Allowed Other Secured Claim agrees to less favorable treatment, each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, at the Debtors’ option: (i) payment in full in Cash; (ii) the collateral securing its Allowed Other Secured Claim; (iii) reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

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c. Voting: Class 1 is Unimpaired, and Holders of Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Priority Claims

a. Classification: Class 2 consists of all Other Priority Claims against the Debtors.

b. Treatment: Except to the extent the Holder of an Allowed Other Priority Claim agrees to less favorable treatment, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

c. Voting: Class 2 is Unimpaired, and Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Prepetition Term Loan Claims

a. Classification: Class 3 consists of all Prepetition Term Loan Claims against the Debtors.

b. Treatment: On the Effective Date, Cash in an amount of approximately $22 million (the “Prepetition Term Loan Claims Escrow Amount”) shall be segregated in an escrow account (the “Prepetition Term Loan Claims Escrow Account”), and distribution of all or a portion of the Prepetition Term Loan Claims Escrow Amount to Holders of Prepetition Term Loan Claims shall be subject to the Bankruptcy Court’s determination of the aggregate amount of Allowed Prepetition Term Loan Claims, subject to any offsets (the “Aggregate Allowed Prepetition Term Loan Claims Amount”). All parties’ rights, defenses, and causes of action related to the Prepetition Term Loan Claims shall be reserved; provided that should the Aggregate Allowed Prepetition Term Loan Claims Amount be less than the sum of (i) any prepayments made on account of the Prepetition Term Loan Claims and (ii) the Prepetition Term Loan Claims Escrow Amount, the portion of the Prepetition Term Loan Claims Escrow Amount in excess of the Aggregate Allowed Prepetition Term Loan Claims minus any prepayments made on account of the Prepetition Term Loan Claims shall be reallocated to the Existing Equity Interest Recovery Pool as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

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Except to the extent the Holder of an Allowed Prepetition Term Loan Claim agrees to less favorable treatment, each Holder of an Allowed Prepetition Term Loan Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, Cash from the Prepetition Term Loan Claims Escrow Account in an amount equal to such Holder’s pro rata share of the Aggregate Allowed Prepetition Term Loan Claims Amount, with such distribution occurring as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

c. Voting: Class 3 is Unimpaired, and Holders of Prepetition Term Loan Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 3 Prepetition Term Loan Claims are not entitled to vote to accept or reject the Plan.

4.	Class 4 – General Unsecured Claims

a. Classification: Class 4 consists of all General Unsecured Claims against the Debtors.

b. Treatment: Except to the extent the Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, payment in full in Cash, including post-petition interest calculated at the applicable contract rate, the Federal Judgment Rate, or such other rate as determined by the Bankruptcy Court (in any adversary proceeding, contested matter, or otherwise).

c. Voting: Class 4 is Unimpaired, and Holders of General Unsecured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Intercompany Claims

a. Classification: Class 5 consists of the Intercompany Claims.

b. Treatment: On the Effective Date, each Holder of an Allowed Intercompany Claim shall have its Claim cancelled, released, and extinguished and without any distribution at the election of the Debtors. Per prior agreement, each Holder of an Allowed Intercompany Claim will waive entitlement to a distribution on account of such Claim.

c. Voting: Class 5 is Unimpaired, and Holders of Intercompany Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.	Class 6 – Existing Equity Interests

a. Classification: Class 6 consists of all Existing Equity Interests in the Debtors.

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b. Treatment: Except to the extent the Holder of an Existing Equity Interest agrees to less favorable treatment, each Holder of an Existing Equity Interest shall receive, in full and final satisfaction, settlement, release, and discharge of such Interest, its pro rata share of the Existing Equity Interest Recovery Pool.

c. Voting: Class 6 is Unimpaired, and Holders of Existing Equity Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 6 Existing Equity Interests are not entitled to vote to accept or reject the Plan.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Plan Administrator with respect to any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

E.	Elimination of Vacant Classes

Any Class that, as of the commencement of the Combined Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

F.	Presumed Acceptance of this Plan

No Classes of Claims or Interests are Impaired under the Plan. Accordingly, each Class is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

G.	Voting Classes

No Classes of Claims or Interests are Impaired under the Plan. Accordingly, no Classes of Claims or Interests are entitled to vote to accept or reject the Plan.

H.	Controversy Concerning Impairment

If a controversy arises as to whether any Claim or any Class of Claims is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at the hearing on the Disclosure Statement Motion.

I.	Subordination of Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Plan Administrator (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

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J.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

As no Classes of Claims or Interests are Impaired under the Plan, section 1129(a)(10) of the Bankruptcy Code is inapplicable for the purposes of Confirmation. The Debtors reserve the right to modify the Plan in accordance with Section XI.A of the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. Any party that disputes the Debtors’ characterization of its Claim or Interest as being unimpaired may request a finding of impairment from the Bankruptcy Court in order to obtain the right to vote on the Plan; provided, however, that such party file and serve an objection requesting such determination prior to the hearing on the Disclosure Statement Motion. Such objection will be heard at the hearing on the Disclosure Statement Motion.

K.	Insurance

Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

ARTICLE VI.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Pursuant to section 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

B.	Liquidation Transactions

On or before the Effective Date, the Debtors or the Plan Administrator shall enter into and take any actions that may be necessary or appropriate to effectuate the Sale Transactions or the Wind-Down of the Debtors, as applicable, including but not limited to: (1) the adoption of the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc.; (2) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (3) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with the Plan; (4) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (5) any and all other actions that the Debtors or the Plan Administrator determine are necessary or appropriate to effectuate the Plan.

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1.	Wind Down of the Debtors

Following the Effective Date, the Plan Administrator shall Wind-Down the affairs and operations of the Debtors and their Estates including, but not limited to: (a) liquidating the Debtors’ assets remaining after consummation of the Sale Transactions, if any, including through the prosecution of any claims or causes of action of the Debtors preserved in the Plan; and (b) distributing the Distributable Cash and other assets of the Debtors pursuant to the terms of the Plan.

The responsibilities and authority of the Plan Administrator shall include the following rights and responsibilities: (a) preserving and liquidating the Debtors’ remaining assets; (b) administering and paying taxes, including, among other things, (i) filing tax returns (to the extent not the obligation of any Purchaser), and (ii) representing the interest and account of the Debtors before any taxing authority in all matters; (c) retaining and paying, without the need for retention or fee applications, professionals in connection with the Plan Administrator’s performance of its duties under the Plan; (d) distributing information statements as required for U.S. federal income tax and other applicable tax purposes; (e) complying with any continuing obligations under the Zokinvy Asset Purchase Agreement or the Avexitide Asset Purchase Agreement, as applicable, (f) Filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Cases; (g) making distributions to Professionals for Allowed Professional Compensation Claims from the Professional Fee Reserve Account; (h) making distributions of the Distributable Cash; (i) procuring the necessary insurance to facilitate the Wind- Down, including appropriate D&O Liability Insurance Policies; and (j) such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of the Plan.

C.	Sources of Consideration for Plan Distributions

Subject to the provisions of the Plan concerning the Professional Fee Reserve Account and the Wind-Down Budget, the Debtors or the Plan Administrator (as applicable) shall fund distributions under the Plan with (1) the remaining proceeds from the Sale Transactions, (2) the Debtors’ Cash on hand, and (3) the recovery, if any, from prosecution or settlement of the Retained Causes of Action, all in accordance with the terms of the Plan. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

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1.	Sale Transactions

On or before the Effective Date, the Debtors or the Plan Administrator shall take any actions that may be necessary or appropriate to effectuate the Sale Transactions in accordance with the Bid Procedures Order and the Plan.

2.	Use of Cash

The Debtors or the Plan Administrator shall use Cash on hand to fund distributions to certain Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

3.	Retained Causes of Action

The Debtors or the Plan Administrator shall use the recovery, if any, from prosecution or settlement of the Retained Causes of Action to fund distributions to certain Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

D.	Vesting of Assets

Except as otherwise provided in the Plan or the Sale Orders, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Plan Administrator, free and clear of all Claims, Liens, encumbrances, charges, Causes of Action, or other interests. Subject to the terms of the Plan, on or after the Effective Date, the Plan Administrator may use, acquire, and dispose of property, and may prosecute, compromise, or settle any Claims and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.

E.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, including any actions specifically enumerated in the Schedule of Retained Causes of Action, that are not otherwise transferred or sold pursuant to the Sale Transactions or distributed pursuant to the Plan, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX thereof, which shall be deemed released and waived by the Plan Administrator as of the Effective Date. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.

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F.	Corporate Action

On the Effective Date and following the Debtors’ adoption of the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc. and satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall be dissolved for all purposes unless the Plan Administrator determines that dissolution can have any adverse impact on the value of the Debtors’ assets; provided that neither the Debtors nor any party released pursuant to Article IX of the Plan shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtors; provided further, that nothing in the Plan shall be construed as relieving the Debtors or the Plan Administrator (as applicable) of their duties to pay U.S. Trustee Statutory Fees as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtors’ Chapter 11 Cases or the cases are dismissed or converted to cases under chapter 7 of the Bankruptcy Code. The Plan Administrator shall submit with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a Certificate of Dissolution from the applicable Secretary of State or equivalent body.

Without limiting the foregoing, on the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall have no further duties or responsibilities in connection with implementation of the Plan, and the directors and officers of the Debtors shall be deemed to have resigned. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan or the Confirmation Order.

G.	Cancellation of Existing Securities and Agreements

Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, securities and other documents evidencing any Claim or Interest, and any rights of any Holder in respect thereof, shall be deemed cancelled and of no further force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged and, as applicable, shall be deemed to have been surrendered to the Plan Administrator. The Holders of or parties to such cancelled instruments, securities, and other documentation shall have no rights arising from or related to such instruments, securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.

H.	Effectuating Documents; Further Transactions

Upon entry of the Confirmation Order, the Debtors or the Plan Administrator (as applicable) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of the Plan and any transactions described in or contemplated by the Plan. The Debtors or the Plan Administrator, all Holders of Claims or Interests receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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I.	Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment.

J.	Sale Orders

Notwithstanding anything to the contrary therein, nothing in the Plan shall affect, impair or supersede the Sale Orders or Sale Transactions Documents, each of which remains in full force and effect and governs in the event of any inconsistency with the Plan.

K.	Authority to Act

Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court.

L.	Separate Plans

Notwithstanding the combination of separate plans of liquidation for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan with respect to any other Debtor that satisfies the Confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan (which exclusion includes the Indemnification Obligations, the D&O Liability Insurance Policies, and the Employment Agreements) or otherwise identified on the Schedule of Assumed Executory Contracts and Unexpired Leases, if any (which shall be included in the Plan Supplement), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date.

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Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Transactions Documents or the Plan, and payment of any Cures relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Bankruptcy Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Estates, or the Plan Administrator, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Plan Administrator within thirty (30) days of the Effective Date.

The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions of the Plan.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, or the Plan Administrator, or any of their respective assets and properties.

C.	Reservation of Rights

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an Executory Contract or Unexpired Lease or that the Debtors or the Plan Administrator, or their respective affiliates has any liability thereunder. Except as explicitly provided in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Plan Administrator under any executory or non-executory contract or unexpired or expired lease. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors, or the Wind-Down Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

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D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations.

E.	Indemnity Obligations

Each of the Debtors’ Indemnification Obligations shall not be discharged, impaired, or otherwise affected by the Plan. The Indemnification Obligations shall be deemed Executory Contracts assumed by the Debtors under the Plan (solely to the extent of coverage under the D&O Liability Insurance Policies).

F.	D&O Liability Insurance Policies

Each D&O Liability Insurance Policy to which the Debtors are a party as of the Effective Date shall be deemed an Executory Contract and shall be automatically assumed or assumed and assigned by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code. For the avoidance of doubt, coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in the D&O Liability Insurance Policies. In addition, after the Effective Date, all officers, directors, agents, or employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Liability Insurance Policies (including any “tail” policy) in effect or purchased as of the Effective Date for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in the D&O Liability Insurance Policies.

G.	Employment Agreements

Any Employment Agreement not assumed and assigned pursuant to the Sale Transactions Documents as part of the Sale Transactions shall be assumed by the Plan Administrator on the Effective Date of the Plan.

H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

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I.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

J.	Employee Compensation and Benefits

All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under the Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.

ARTICLE VIII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

Except as otherwise provided in the Plan, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Disbursing Agent; provided, further, that to the extent a Proof of Claim has been filed, the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder. As soon as reasonably practicable after the Bankruptcy Court has determined the Aggregate Allowed Prepetition Term Loan Claims Amount, the Disbursing Agent shall make all distributions for Class 3 Claims to the Prepetition Term Loan Agent, who shall then distribute such individual amounts to the Prepetition Term Loan Secured Parties in accordance with the Prepetition Term Loan Documents.

B.	Compliance with Tax Requirements

In connection with the Plan, any Person issuing any instrument or making any distribution or payment in connection therewith, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority. In the case of a non-Cash distribution that is subject to withholding, the distributing party may require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution or withhold an appropriate portion of such distributed property and either (1) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax) or (2) pay the withholding tax using its own funds and retain such withheld property. The distributing party shall have the right not to make a distribution under the Plan until its withholding or reporting obligation is satisfied pursuant to the preceding sentences. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.

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Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the withholding agent or such other Person designated by the Plan Administrator the appropriate IRS Form or other tax forms or documentation requested by the Plan Administrator to reduce or eliminate any required federal, state, or local withholding. If the party entitled to receive such property as an issuance or distribution fails to comply with any such request for a one hundred eighty (180) day period beginning on the date after the date such request is made, the amount of such issuance or distribution shall irrevocably revert to the Plan Administrator and any Claim in respect of such distribution under the Plan shall be discharged and forever barred from assertion against such Debtor or the Plan Administrator or its respective property.

Notwithstanding the above, each Holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

C.	Date of Distributions

Distributions made after the Effective Date to Holders of Allowed Claims or Allowed Interests shall be deemed to have been made on the Effective Date, and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. For the avoidance of doubt, the Prepetition Term Loan Claims Escrow Account includes a reserve for interest that may accrue after the Effective Date on amounts to be distributed in satisfaction of Prepetition Term Loan Claims prior to such distributions.

D.	Disbursing Agent

Except as may be otherwise provided in the Sale Orders or Cash Collateral Order, all distributions under the Plan shall be made by the Disbursing Agent on and after the Effective Date and as provided in the Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

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E.	Rights and Powers of Disbursing Agent

The Disbursing Agent may (1) effect all actions and execute all agreements, instruments, and other documents necessary to carry out the provisions of the Plan; (2) make all distributions contemplated hereby; and (3) perform such other duties as may be required of the Disbursing Agent pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

F.	Surrender of Instruments

As a condition precedent to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Plan Administrator, or such party’s designee. Any holder of such instrument or note that fails to (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Plan Administrator and furnish a bond in form, substance, and amount reasonably satisfactory to the Plan Administrator within six (6) months of being entitled to such distribution shall be deemed to have forfeited all rights and claims and may not participate in any distribution hereunder.

G.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

Subject to applicable Bankruptcy Rules, all distributions to Holders of Allowed Claims or Allowed Interests shall be made by the Disbursing Agent, who shall transmit such distributions to the applicable Holders of Allowed Claims or Interests or their designees.

If any distribution to a Holder of an Allowed Claim (1) is returned as undeliverable for lack of a current address or otherwise; or (2) is not cashed or otherwise presented for collection by the Holder of the Allowed Claim within ninety (90) calendar days after the mailing of such distribution, the Plan Administrator shall be authorized to cancel such distribution check and file with the Bankruptcy Court the name and last known address of the Holder of undeliverable distribution or uncashed distribution, as applicable. If, after the passage of thirty (30) calendar days after such Filing, the payment or distribution on the Allowed Claim still cannot be made, then (1) the Holder of such Claim shall cease to be entitled to the undeliverable distribution or uncashed distribution, which will revert to the Plan Administrator for distribution in accordance with the terms of the Plan; and (2) the Allowed Claim of such Holder shall be deemed disallowed and expunged for purposes of further distributions under the Plan.

H.	Manner of Payment

Except as specifically provided in the Plan, at the option of the Debtors or the Plan Administrator, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

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I.	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal on the Petition Date.

J.	Setoffs and Recoupment

The Debtors or the Plan Administrator, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), and applicable bankruptcy and/or non-bankruptcy law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any claims of any nature whatsoever that the Debtors or their Estates may have against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Plan Administrator of any such claim the Debtors or their Estates may have against the Holder of such Claim.

K.	Minimum Distribution

No payment of Cash in an amount of less than one hundred U.S. dollars ($100.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Wind-Down Budget. If the Cash available for the final distribution is less than the cost to distribute such funds, the Plan Administrator may donate such funds to the unaffiliated charity of its choice.

L.	Allocations

Except as otherwise provided in the Plan or as otherwise required by law, distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

M.	Distributions Free and Clear

Except as otherwise provided in the Plan, any distribution or transfer made under the Plan, including distributions to any Holder of an Allowed Claim, shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to the Plan.

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N.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtors or the Plan Administrator on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtors or the Plan Administrator, then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Plan Administrator without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtors or the Plan Administrator on account of such Claim, such Holder shall, within fourteen (14) calendar days of receipt thereof, repay or return the distribution to the Plan Administrator, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as set forth in Article IX of the Plan, nothing in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity, including the Plan Administrator, may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

O.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim.

ARTICLE IX.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, the Plan Administrator shall have and retain any and all rights and defenses that the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date.

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B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Plan Administrator shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Plan Administrator may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Plan Administrator (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

D.	Adjustment to Claims or Interests Without Objection

Any Claim that has been paid, satisfied, or assumed by the Purchaser(s) in the Sale Transactions, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Plan Administrator (as applicable) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims

Except as otherwise provided in the Plan, any objections to Claims shall be Filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Debtors or the Plan Administrator).

F.	Disallowance of Claims or Interests

Except as otherwise expressly set forth in the Plan, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors, the Plan Administrator allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Plan Administrator, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

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G.	Disallowance of Late Claims

Except as provided in the Plan or otherwise agreed to by the Debtors, the Plan Administrator, or the Wind-Down Debtors, as applicable, any Holder of a Claim Filed via Proof of Claim after the Bar Date shall not receive any distributions on account of such Claims, unless on or before the Combined Hearing such late Claim has been deemed timely Filed by a Final Order.

H.	Disputed Claims Process

All Claims held by Persons or Entities against whom or which the Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims shall not be entitled to vote to accept or reject the Plan. A Claim deemed Disputed pursuant to this Article VII.H. shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtors or the Plan Administrator from such Holder have been paid.

For the avoidance of doubt, Prepetition Term Loan Claims will remain Disputed until the Bankruptcy Court determines the Aggregate Allowed Prepetition Term Loan Claims Amount.

I.	Amendments to Claims

Except as provided in the Plan, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Plan Administrator, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

J.	No Distributions Pending Allowance

If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim.

K.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.

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ARTICLE X.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The following shall be conditions precedent to the occurrence of the Effective Date:

1.

The Bankruptcy Court shall have entered an order approving the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code;

2.	the Plan, the Disclosure Statement, and the other Definitive Documents shall be in full force and effect;

3.

the Bankruptcy Court shall have entered the Confirmation Order, which shall have become a Final Order or as to which any stay of the Confirmation Order pursuant to any Bankruptcy Rule is waived by the Bankruptcy Court;

4.	the final version of each of the Plan and the Plan Supplement shall have been Filed;

5.	the Sale Transactions shall have been consummated substantially on the terms described in the Bid Procedures Order and the Debtors shall have received the proceeds therefrom;

6.	the Debtors shall have implemented the Liquidation Transactions and all transactions contemplated in the Plan in a manner consistent with the Plan;

7.	the Debtors shall have fully funded the Professional Fee Reserve Account and the Wind-Down Budget;

8.	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; and

9.	the Plan Administrator shall been appointed in accordance with the terms of the Plan and accepted his or her appointment.

B.	Waiver of Conditions Precedent to the Effective Date

Unless otherwise specifically provided for in the Plan, the conditions set forth in Article VIII.A thereof may be waived, in whole or in part, by the Debtors.

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ARTICLE XI.

RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Debtor Releases

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, effective on the Effective Date, each Released Party is hereby deemed to be hereby released and discharged by the Debtors and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any causes of action, directly or derivatively, by, through, for, or because of the foregoing Entities on behalf of the Debtors, from any and all derivative Claims and Causes of Action asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), Sale Transactions, or any aspect of the Liquidation Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the Plan, the Plan Supplement, and the Sale Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan. Notwithstanding anything to the contrary in the foregoing, the releases under this section only release Claims held by the Debtors or Claims that could be asserted by the Debtors under applicable law.

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B.	Releases by the Releasing Parties

Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, and with respect to all other Releasing Parties, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Sale Transactions, or any aspect of the Liquidation Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the Plan, the Plan Supplement, the Sale Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release or act to modify (1) any post Effective Date obligations of any party or Entity under the Plan, (2) the Confirmation Order, or (3) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan.

C.	Exculpations

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby exculpated from any Cause of Action for any claim related to any act or omission taking place between the Petition Date and the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Sale Transactions, or any aspect of the Liquidation Transaction, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the Sale Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

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D.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a Purchaser in connection with the Sale Transactions; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise discharged, satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against any of the Debtors or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Plan Administrator, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released or settled pursuant to the Plan.

Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan by the Debtors, the Plan Administrator, and their respective affiliates, employees, advisors, officers and directors, or agents.

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E.	Discharge

Because the Debtors are liquidating and will not engage in business after consummation of the Plan, they are not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims or Interests.

F.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the terms of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns.

If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the date such Holder has been satisfied in full pursuant to the Plan, such Holder (or the agent for such Holder) shall take any and all steps requested by the Plan Administrator that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Plan Administrator shall be entitled to make any such filings or recordings on such Holder’s behalf. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

G.	Gatekeeper Provision

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors or the Plan Administrator, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article IX.A, Article IX.B, and Article IX.C without first (1) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor or the Plan Administrator, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (2) obtaining from the Bankruptcy Court specific authorization for such party to bring such Cause of Action against any such Debtor or Plan Administrator, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action.

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ARTICLE XII.

RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests.

2. Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and distribution.

3. Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan.

4. Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any cure amount arising therefrom; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired.

5. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date.

6. Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code.

7. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters.

8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement.

9. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan.

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10. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan.

11. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions.

12. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated.

13. Determine any other matters that may arise in connection with or related to the Cash Collateral Order and the Debtors’ use of cash collateral, the Sale Transactions Documents, this Disclosure Statement, the Plan, and the Confirmation Order.

14. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan.

15. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid.

16. Adjudicate any and all disputes arising from or relating to distributions under the Plan.

17. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order.

18. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order.

19. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

20. To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located.

21. To hear and determine any Causes of Action that may be brought by the Plan Administrator.

22. To hear and determine any other rights, claims, or Causes of Action held by or accruing to the Debtors or the Plan Administrator pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory.

23. Enter an order or final decree concluding or closing the Chapter 11 Cases.

24. Enforce all orders previously entered by the Bankruptcy Court.

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25. Hear any other matter over which the Bankruptcy Court has jurisdiction.

ARTICLE XIII.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendment

The Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, the Debtors, in consultation with the Prepetition Term Loan Agent, may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure under Bankruptcy Rule 3019.

C.	Revocation of Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (b) prejudice in any manner the rights of such Debtor or any other Person, or (c) constitute an admission of any sort by any Debtor or any other Person.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors or the Plan Administrator, the Holders of Claims or Interests, the Released Parties, and each of their respective successors and assigns. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

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B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Plan Administrator (as applicable) and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may reasonably be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.

D.	Reservation of Rights

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

E.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, beneficiaries or guardian, if any, of each Entity.

F.	Determination of Tax Liabilities

As of the Effective Date, the Plan Administrator (to the extent not the responsibility of the Purchaser(s)) will be responsible for preparing and filing any tax forms or returns on behalf of the Debtors’ Estates; provided that the Plan Administrator shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtors (which Interests shall be cancelled pursuant to the Plan), but shall provide such Holders with any information reasonably required to prepare such forms. The Debtors or the Plan Administrator shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Debtors’ Estates for any tax incurred during the administration of these Chapter 11 Cases.

G.	Dissolution of the Committee

On the Effective Date, any duly appointed Statutory Committee will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases.

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H.	Notices

In order for all notices, requests, and demands to or upon the Debtors or the Plan Administrator, as the case may be, to be effective such notices, requests and demands shall be in writing (including by electronic mail) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email, when received, and served on or delivered to the following parties:

Debtors	Counsel to the Debtors
Eiger BioPharmaceuticals Inc. 2100 Ross Avenue, Dallas, Texas 75201, Attention: Douglas Staut Chief Restructuring Officer Email: dstaut@alvarezandmarsal.com	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Facsimile: (212) 839-5599 Attn: William E. Curtin Anne G. Wallice Email: wcurtin@sidley.com anne.wallice@sidley.com

Plan Administrator	Counsel to the Plan Administrator

To be included in the Plan Supplement.	To be included in the Plan Supplement

Counsel to the Prepetition Term Loan Agent

Bradley Arant Boult Cummings LLP

1221 Broadway, Suite 2400

Nashville, Tennessee 37203

Facsimile: (615) 252-4714

Attn: Roger G. Jones

Email: rjones@bradley.com

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Facsimile: (212) 715-8000

Attn: Adam C. Rogoff

P. Bradley O’Neill

Andrew J. Citron

Email: arogoff@kramerlevin.com

boneill@kramerlevin.com

acitron@kramerlevin.com

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After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that Filed such renewed requests.

I.	Term of Injunctions or Stays

Except as otherwise provided in the Plan, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under the Plan (1) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Cases are closed pursuant to a final order of the Bankruptcy Court, or (b) the date that the Chapter 11 Cases are dismissed pursuant to a final order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely.

J.	Entire Agreement

On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

K.	Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel or the Plan Administrator’s counsel (as applicable) at the address above or by downloading such exhibits and documents free of charge from the Notice and Claims Agent’s website at http://veritaglobal.net/eiger. All documents in the Plan Supplement are considered an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

L.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

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M.	Nonseverability of Plan Provisions

If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.

The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Plan Administrator (as applicable); and (3) nonseverable and mutually dependent.

N.	Closing of the Chapter 11 Cases

After the full administration of the Chapter 11 Cases, the Plan Administrator shall promptly File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, a motion pursuant to rule 3022-1(a) of the Bankruptcy Local Rules for the Northern District of Texas, and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

ARTICLE XV.

RISK FACTORS

Holders of Claims or Interests should consider carefully the risk factors described below, as well as all of the information contained in this Disclosure Statement. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan. See Article XVI of this Disclosure Statement for a discussion of tax law considerations.

A.	Bankruptcy Law Considerations

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims and Interests under the Plan.

1.	The Plan May Not Be Approved or Implemented

The Plan may not be approved by the Bankruptcy Court, or if approved, the Conditions Precedent to the Effective Date may not occur. If the Liquidation Transactions are not implemented, the Debtors will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting to a chapter 7 plan, and any other transaction that would maximize the value of the Debtors’ Estates. The terms of any alternative restructuring proposal may be less favorable to Holders of Claims against or Interests in the Debtors than the terms of the Plan as described in this Disclosure Statement.

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Any material delay in the Confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court would add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Debtors. For example, it would adversely affect:

•	The Debtors’ ability to raise additional capital;

•	The Debtors’ liquidity;

•	How the Debtors’ businesses are viewed by regulators, investors, lenders, and credit ratings agencies;

•	The Debtors’ enterprise value; and

•	The Debtors’ business relationships with customers and vendors.

2.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

There is no guarantee that the Bankruptcy Court will agree with the classification of Claims and Interests as proposed by the Plan. Section 1122 of the Bankruptcy Code provides that a chapter 11 plan may place a claim or an equity interest in a particular class only if that claim or interest is substantially similar to the other claims or interests in that class. As is described herein, the Debtors believes that the Plan’s classification of Claims and Interests complies with the requirements under the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

3.	The Debtors’ Use of Cash Collateral May Be Terminated

If the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash collateral. There is no assurance that the Debtors will be able to obtain an extension of the right to obtain further postpetition financing and/or use cash collateral, in which case, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be impaired materially.

4.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in Article VIII of the Plan, the confirmation and Effective Date of the Plan are subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the confirmation and Effective Date of the Plan will not take place. In the event that the Effective Date does not occur, the Debtors may seek confirmation of a new plan or be forced to pivot to a chapter 7 liquidation.

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5.	The Debtors May Not Be Able to Secure Confirmation of the Plan

There is no guarantee that the Plan will be confirmed. If the Plan, or a substantially similar plan, is not confirmed, the terms and timing of any plan ultimately confirmed in the Chapter 11 Case, and the treatment of Claims and Interest will be unknown. In addition, if the Plan is not confirmed, a significant risk exists that the Chapter 11 Cases may be converted to cases under chapter 7. In that event, the Debtors believe that creditor recoveries would be substantially diminished.

6.	The Chapter 11 Cases May Be Converted to Cases Under Chapter 7 of the Bankruptcy Code

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (b) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation.

7.	The Debtors May Object to the Amount or Classification of a Claim or an Interest

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim or an Interest where such Claim or Interest is subject to an objection. Any Holder of a Claim or an Interest that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

8.	Releases, Injunctions, and Exculpation Provisions May Not Be Approved

Certain parties may believe that they have valid objections to the release and exculpation provisions in the Plan. The Debtors believe that any such objection is without merit; however, in the event that any such objection is sustained by the Bankruptcy Court and such release and/or exculpation provisions are modified or stricken from the Plan, parties supportive of the Plan may withdraw their support, which may result in the Debtors being unable to confirm the Plan or any other chapter 11 plan.

B.	Allowance of Claims

This Disclosure Statement has been prepared based on preliminary information concerning the Debtors’ books and records. The actual amount of Allowed Claims and Interests may differ from the Debtors’ current estimates.

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C.	Risks Related to Recoveries Under the Plan

1.	Recoveries Subject to Contingencies

The distributions available to Holders of Allowed Claims and Allowed Interests under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims and Allowed Interests to be subordinated to other Allowed Claims and Allowed Interests. The estimated Claims and creditor recoveries that will be forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims and Interests may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims and Interests may vary from the estimated Claims and Interests contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims and Interests that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims and Allowed Interests under the Plan.

2.	Any Valuation of Any Assets to be Distributed under the Plan Is Speculative

Any valuation of any of the assets to be distributed under the Plan is necessarily speculative. Accordingly, the ultimate value, if any, of these assets could materially affect, among other things, recoveries to the Holders of Claims and Interests.

3.	The Debtors Cannot Guarantee the Timing of Distributions

The timing of actual distributions to Holders of Allowed Interests may be affected by many factors that cannot be predicted. Therefore, the Debtors cannot guarantee the timing of any recovery on an Allowed Claim or Interest.

4.	Certain Tax Implications of the Debtors’ Bankruptcy

Holders of Allowed Claims and Interests should carefully review Article XVI of this Disclosure Statement, “Certain U.S. Federal Income Tax Consequences of Consummation of the Plan,” for a description of certain tax implications of the Plan and the Debtors’ Chapter 11 Cases.

Specifically, as noted in Article XVI.A hereof, the Debtors believe that they experienced ownership changes under IRC Section 382 on April 20, 2016, October 18, 2018, and December 31, 2020. The Debtors are currently analyzing whether they have undergone any subsequent ownership changes, but have not completed that assessment yet. Assuming the Debtors have not undergone a subsequent ownership change, the Debtors are not anticipating the Sale Transactions to generate a material tax liability. However, because the Debtors have not completed that assessment yet, it is possible that the use of the Debtors’ Tax Attributes (as defined below) to offset income generated in the 2024 tax year may be subject to limitation and that the Sale Transactions may consequently generate a tax liability. Accordingly, the Debtors may hold back some of the proceeds from the Sale Transactions in reserve until the final tax liability amount is determined. Such holdback may affect recoveries under the Plan.

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D.	Risks Related to the Debtors’ Businesses

1.	The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases

For the duration of the Chapter 11 Cases, the Debtors’ ability to consummate the Liquidation Transactions will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) ability to develop, confirm, and consummate the Liquidation Transactions specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions Filed in the Chapter 11 Cases from time to time; (c) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (d) the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, or other third parties, which in turn could adversely affect the Sale Transactions. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

2.	Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses

A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Sale Transactions and the Debtors’ liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the restructuring instead of focusing exclusively on maximizing the value of the assets through a sale. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success of the Debtors’ sale process.

So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The chapter 11 proceedings also require the Debtors to draw on cash collateral to finance the case. If the Debtors are unable to fully maximize their draw under the Cash Collateral Order and/or fail to comply with a provision thereof, which failure consequently reduces the Debtors’ access to funding for the Chapter 11 Cases, the chances of conversion to a chapter 7 proceeding may be increased, and, as a result, creditor recoveries may be significantly impaired.

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3.	The Debtors’ Business Is Subject to Various Laws and Regulations That Can Adversely Affect the Cost, Manner, or Feasibility of Doing Business

The Debtors’ operations are subject to various federal, state and local laws and regulations, including occupational health and safety laws. The Debtors may be required to make large expenditures to comply with such regulations. Failure to comply with these laws and regulations may result in the suspension or termination of operations and subject the Debtors to administrative, civil and criminal penalties, which could have a material adverse effect on the recoveries set forth in the Plan.

4.	The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations

The Debtors’ operations are dependent on a relatively small group of key personnel. The Debtors’ recent liquidity issues and the Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees. As a result, the Debtors may experience increased levels of employee attrition. Because competition for experienced personnel can be significant, the Debtors may be unable to find acceptable replacements with comparable skills and experience and the loss of such key personnel could adversely affect the Debtors’ ability to operate their businesses for the benefit of maximizing value until consummation of the Sale Transactions.

E.	Disclosure Statement Disclaimer

1.	The Financial Information Contained in This Disclosure Statement Has Not Been Audited

In preparing this Disclosure Statement, the Debtors and their advisors relied on financial data derived from the Debtors’ books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information, and any conclusions or estimates drawn from that financial information, provided in this Disclosure Statement, and although the Debtors believe that the financial information herein fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant that the financial information contained herein, or any conclusions or estimates drawn therefrom, is without inaccuracies.

2.	This Disclosure Statement Was Not Reviewed or Approved by the SEC

This Disclosure Statement was not filed with the SEC under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement or the exhibits or the statements contained in this Disclosure Statement.

3.	This Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements and may include, without limitations, information regarding the Debtors’ expectations with respect to future events. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those risks described in this Article XV.

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4.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement

This Disclosure Statement is not legal or tax advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice, and are not personal to any person or entity. Each Holder of a Claim or an Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than as a disclosure of certain information regarding the Plan, including how to object to Confirmation of the Plan.

5.	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Holders of Allowed Claims or Allowed Interests, or any other parties in interest.

6.	Failure to Identify Potential Objections

No reliance should be placed on the fact that a particular Cause of Action or potential objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Plan Administrator may, pursuant to the Plan, object to applicable Claims or Interests after the Effective Date of the Plan irrespective of whether this Disclosure Statement identifies a particular Cause of Action or objection to a Claim.

7.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

The Debtors’ advisors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although the Debtors’ advisors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained in this Disclosure Statement.

8.	Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date of this Disclosure Statement, unless otherwise specified in this Disclosure Statement, and the delivery of this Disclosure Statement after the date of this Disclosure Statement does not imply that there has not been a change in the information set forth in this Disclosure Statement since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

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9.	No Representations Outside This Disclosure Statement are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.

ARTICLE XVI.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors. The following summary is based on the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury Regulations promulgated thereunder, judicial decisions, administrative rules and pronouncements as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described herein. The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties.

This summary addresses only U.S. federal income taxes. Thus, the following discussion does not address foreign, state, or local tax consequences, or any estate, gift, or other non-income tax consequences of the Plan. This summary should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Holder of a Claim or Interest.

The following discussion assumes that the Plan will be implemented as described herein and does not address the tax consequences if the Plan is not carried out. This discussion further assumes that the various debt and other arrangements to which a Debtor is a party will be respected for U.S. federal income tax purposes in accordance with their form. In addition, a substantial amount of time may elapse between the confirmation date and the receipt of a final distribution under the Plan. Events subsequent to the date of this Disclosure Statement, such as additional tax legislation, court decisions or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder.

This summary of the U.S. federal income tax consequences of the Plan is not binding on the Internal Revenue Service (“IRS”), and no ruling will be sought or has been sought from the IRS with respect to any of the tax aspects of the Plan, no opinion of counsel has been obtained or will be obtained by the Debtors with respect thereto, and no tax opinion is given by this Disclosure Statement. The U.S. federal income tax consequences of certain aspects of the Plan may therefore be uncertain due to the lack of applicable legal authority and may be subject to administrative or judicial interpretations that differ from the discussion below.

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A.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors.

The proposed Sale Transactions contemplated by the Plan are expected to be treated as taxable sales of the Debtors’ assets for U.S. federal income tax purposes. As a result, the Debtors generally will recognize taxable gain or loss equal to the “amount realized” on the Sale Transactions, less the aggregate adjusted basis in the assets that are subject to the Sale Transactions. The amount realized will be equal to the cash proceeds from the Sale Transactions. The Debtors anticipate that their adjusted basis in the assets that are subject to the Sale Transactions is minimal and thus that the Sale Transactions will generate material taxable gain.

Even though the Sale Transactions are expected to generate material taxable gain, the Debtors estimate that, as of December 31, 2023, the Debtors had federal net operating losses (“NOLs”) of approximately $322.5 million and state NOLs of approximately $47.1 million. The Debtors also had approximately $1.6 million of federal Research and Development Credits and approximately $4 million of state Research and Development Credits. Further, on account of its treatments that have received Orphan Drug Designation (as defined in the First Day Declaration, and, together with the NOLs and Research and development credits, the “Tax Attributes”), the Debtors had approximately $15.5 million of federal Orphan Drug Credit carryforwards available. Subject to the potential limitations on use of the Tax Attributes discussed below, the Debtors can use these Tax Attributes to offset gain or tax resulting from the Sale Transactions.

A corporation’s use of its Tax Attributes is subject to various limitations in the IRC. For example, NOLs generated after December 31, 2017 generally can only be utilized to offset 80 percent of a corporation’s taxable income in a subsequent taxable year. Another potential limitation on use of NOLs is IRC Section 382. If a corporation is treated as undergoing an ownership change under IRC Section 382, its annual use of its pre-ownership change NOLs is limited to a specified amount (the “Annual Section 382 Limitation”), generally the product of its equity value immediately before the ownership change multiplied by a rate published monthly by the Treasury Department (3.62 percent for ownership changes occurring during July 2024). Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years. The Annual Section 382 Limitation is increased in the case of a corporation that has net unrealized built-in gains (“NUBIG”), i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount. Such a corporation can use NOLs in excess of its Annual Section 382 Limitation to the extent that it realizes those NUBIGs for U.S. federal income tax purposes in the five years following the ownership change. IRC Section 383 applies a similar limitation to capital loss carryforwards and tax credits.

Based on prior assessments, the Debtors believe that they experienced ownership changes on April 20, 2016, October 18, 2018, and December 31, 2020. Due to these ownership changes, the Tax Attributes generated prior to these dates are subject to an Annual Section 382 Limitation. The Debtors are currently analyzing whether they have undergone any subsequent ownership changes, but have not completed that assessment yet. Assuming the Debtors have not undergone a subsequent ownership change, the Debtors are not anticipating the Sale Transactions to generate a material federal income tax liability. However, because the Debtors have not completed that assessment yet, it is possible that the Sale Transactions may generate a federal income tax liability. The Debtors are also analyzing whether other state and local taxes are expected to arise from the Sale Transactions, but have not completed that assessment. Accordingly, the Debtors may hold back some of the proceeds from the Sale Transactions in reserve until the final tax liability amount is determined. Any Tax Attributes that are not utilized to offset gain or tax resulting from the Sale Transactions are expected to be eliminated by operation of law if the Debtors are liquidated following consummation of the Plan.

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ARTICLE XVII.

ADDITIONAL INFORMATION

Any statements in this Disclosure Statement concerning the provisions of any document are not necessarily complete, and in each instance reference is made to such document for the full text thereof. Certain documents described or referred to in this Disclosure Statement have not been attached as exhibits because of the impracticability of furnishing copies of these documents to all recipients of this Disclosure Statement. The Debtors will file all exhibits to the Plan with the Bankruptcy Court and make them available for review by no later than seven days before the deadline to object to Confirmation.

ARTICLE XVIII.

RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Debtors believes that the Confirmation and consummation of the Plan is in the best interests of all creditors and parties in interest, and is thus preferable to all other alternatives.

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Dated: July 15, 2024

Respectfully submitted,

/s/ Douglas Staut
By: Douglas Staut
Chief Restructuring Officer Eiger BioPharmaceuticals, Inc. EBPI Merger Inc.
EB Pharma LLC
Eiger BioPharmaceuticals Europe Limited
EigerBio Europe Limited

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Exhibit A   Page 1 of 52

EXHIBIT A

Joint Plan of Liquidation Eiger BioPharmaceuticals, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code

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Exhibit A   Page 2 of 52

SIDLEY AUSTIN LLP		SIDLEY AUSTIN LLP
Thomas R. Califano (TX Bar No. 24122825)		Charles M. Persons (TX Bar No. 24060413)
William E. Curtin (admitted pro hac vice)		2021 McKinney Avenue, Suite 2000
Anne G. Wallice (admitted pro hac vice)		Dallas, Texas 75201
787 Seventh Avenue		Telephone:	(214) 981-3300
New York, NY 10019		Facsimile:	(214) 981-3400
Telephone:	(212) 839-5300	Email:	cpersons@sidley.com
Facsimile:	(212) 839-5599
Email:	tom.califano@sidley.com
wcurtin@sidley.com
anne.wallice@sidley.com

Attorneys for the Debtors

and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

EIGER BIOPHARMACEUTICALS, INC., et al.[1]	Case No. 24-80040 (SGJ)

(Jointly Administered)
Debtors.

JOINT PLAN OF LIQUIDATION OF EIGER BIOPHARMACEUTICALS, INC. AND

ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. THE DEBTORS ARE SEEKING APPROVAL OF THE DISCLOSURE STATEMENT ON A CONDITIONAL BASIS, BUT IT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

[1]

The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are: Eiger BioPharmaceuticals, Inc. (1591); EBPI Merger Inc. (9986); EB Pharma LLC (8352); Eiger BioPharmaceuticals Europe Limited (N/A); and EigerBio Europe Limited (N/A). The Debtors’ service address is 2100 Ross Avenue, Dallas, Texas 75201.

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Exhibit A   Page 3 of 52

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION		1
A.	Defined Terms	1

B.	Rules of Interpretation	13

C.	Computation of Time	13

D.	Reference to Monetary Figures	13

E.	Controlling Document	13

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES		14
A.	Administrative Claims	14

B.	Professional Compensation Claims	14

1.	Final Fee Applications and Payment of Professional Compensation Claims	14

2.	Administrative Claims of OCPs	15

3.	Post-Confirmation Date Fees and Expenses	15

4.	Professional Fee Reserve Account	15

C.	Priority Tax Claims	16

D.	Statutory Fees	16

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		16
A.	Classification of Claims and Interests	16

B.	Treatment of Claims and Interests	17

1.	Class 1 – Other Secured Claims	17

2.	Class 2 – Other Priority Claims	17

3.	Class 3 – Prepetition Term Loan Claims	18

4.	Class 4 – General Unsecured Claims	19

5.	Class 5 – Intercompany Claims	19

6.	Class 6 – Existing Equity Interests	19

C.	Special Provision Governing Unimpaired Claims	20

D.	Elimination of Vacant Classes	20

E.	Presumed Acceptance of this Plan	20

F.	Voting Classes	20

G.	Controversy Concerning Impairment	20

H.	Subordination of Claims	20

I.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	20

J.	Insurance	21

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ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		21
A.	General Settlement of Claims and Interests	21

B.	Liquidation Transactions	21

1.	Wind Down of the Debtors	22

C.	Sources of Consideration for Plan Distributions	22

1.	Sale Transactions	22

2.	Use of Cash	22

3.	Retained Causes of Action	23

D.	Vesting of Assets	23

E.	Preservation of Causes of Action	23

F.	Corporate Action	23

G.	Cancellation of Existing Securities and Agreements	24

H.	Effectuating Documents; Further Transactions	24

I.	Section 1146 Exemption from Certain Taxes and Fees	24

J.	Sale Orders	25

K.	Authority to Act	25

L.	Separate Plans	25

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		25
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	25

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	26

C.	Reservation of Rights	26

D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	26

E.	Indemnity Obligations	27

F.	D&O Liability Insurance Policies	27

G.	Employment Agreements	27

H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	27

I.	Nonoccurrence of Effective Date	27

J.	Employee Compensation and Benefits	28

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		28
A.	Distributions on Account of Claims Allowed as of the Effective Date	28

B.	Compliance with Tax Requirements	28

C.	Date of Distributions	29

D.	Disbursing Agent	29

E.	Rights and Powers of Disbursing Agent	29

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F.	Surrender of Instruments	30

G.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	30

H.	Manner of Payment	30

I.	Foreign Currency Exchange Rate	30

J.	Setoffs and Recoupment	30

K.	Minimum Distribution	31

L.	Allocations	31

M.	Distributions Free and Clear	31

N.	Claims Paid or Payable by Third Parties	31

1.	Claims Paid by Third Parties	31

2.	Claims Payable by Third Parties	32

3.	Applicability of Insurance Policies	32

O.	No Postpetition Interest on Claims	32

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		32
A.	Allowance of Claims	32

B.	Claims Administration Responsibilities	32

C.	Estimation of Claims and Interests	33

D.	Adjustment to Claims or Interests Without Objection	33

E.	Time to File Objections to Claims	33

F.	Disallowance of Claims or Interests	33

G.	Disallowance of Late Claims	34

H.	Disputed Claims Process	34

I.	Amendments to Claims	34

J.	No Distributions Pending Allowance	34

K.	Distributions After Allowance	34

ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		35
A.	Conditions Precedent to the Effective Date	35

B.	Waiver of Conditions Precedent to the Effective Date	35

ARTICLE IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS		36
A.	Debtor Releases	36

B.	Releases by the Releasing Parties	37

C.	Exculpations	37

D.	Injunction	38

E.	No Discharge	39

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F.	Release of Liens	39

G.	Gatekeeper Provision	39

ARTICLE X. RETENTION OF JURISDICTION		40

ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		42
A.	Modification and Amendment	42

B.	Effect of Confirmation on Modifications	42

C.	Revocation or Withdrawal of Plan	42

ARTICLE XII. MISCELLANEOUS PROVISIONS		42
A.	Immediate Binding Effect	42

B.	Additional Documents	43

C.	Substantial Consummation	43

D.	Reservation of Rights	43

E.	Successors and Assigns	43

F.	Determination of Tax Liabilities	43

G.	Dissolution of the Committee	43

H.	Notices	44

I.	Term of Injunctions or Stays	45

J.	Entire Agreement	45

K.	Plan Supplement	45

L.	Governing Law	45

M.	Nonseverability of Plan Provisions	46

N.	Closing of the Chapter 11 Cases	46

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Exhibit A   Page 7 of 52

INTRODUCTION

The Debtors propose this Plan under section 1121 of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the Disclosure Statement Filed contemporaneously with this Plan for a discussion of the Debtors’ history, business, prepetition capital structure, and Liquidation Analysis, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan.

Supplemental agreements and documents referenced in this Plan and the Disclosure Statement are available for review on both the Bankruptcy Court’s docket and on the Debtors’ case information website: https://veritaglobal.net/eiger.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

“Administrative Claim” means a Claim of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (1) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating Debtors’ business; (2) Allowed Professional Compensation Claims; (3) Statutory Fees; and (4) 503(b)(9) Claims.

“Administrative Claims Bar Date” means 5:00 p.m. prevailing Central Time on the date that is 30 days after the Effective Date and is the deadline by which a claimant must file a request for payment of any Administrative Claim (excluding Professional Compensation Claims) arising on or after the Petition Date, through and including the Effective Date.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the reference Entity was a debtor in a case under the Bankruptcy Code.

“Aggregate Allowed Prepetition Term Loan Claims Amount” has the meaning set forth in Article III.B.3 of the Plan.

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“Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (1) a Claim or Interest in a liquidated amount as to which no objection has been Filed prior to the applicable claims objection deadline and that is evidenced by a Proof of Claim timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim under the Plan, the Bankruptcy Code, or a Final Order; (2) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and for which no Proof of Claim has been timely Filed in an unliquidated or a different amount; (3) a Claim or Interest that is upheld or otherwise Allowed (a) pursuant to the Plan (including any Claim or Interest that is upheld or otherwise Allowed pursuant to a settlement executed by a Debtor or a Wind-Down Debtor in accordance with the Plan), (b) in any stipulation that is approved by the Bankruptcy Court, (c) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (d) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided that with respect to a Claim or Interest described in clauses (1) through (3) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof has been or, in the Debtors’ or the Wind-Down Debtors’ reasonable good faith judgment, may be interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim or Interest, as applicable, shall have been allowed by a Final Order; provided, further, that no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor. A Proof of Claim Filed after the Bar Date is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

“Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc.” means the amended certificate of incorporation of Eiger BioPharmaceuticals, Inc.

“Avexitide Asset Purchase Agreement” means that certain Asset Purchase Agreement by and between Amylyx Pharmaceuticals, Inc., or a wholly owned subsidiary thereof, as Purchaser, and Eiger BioPharmaceuticals, Inc., as Seller, Dated as of June 21, 2024 [Docket No. 350, Ex. A] and as from time to time amended in accordance with the Avexitide Sale Order or further order of this Court.

“Avexitide Assets” means the assets related to the Avexitide Asset Purchase Agreement.

“Avexitide Sale Order” means the Order (I) Approving the Sale of the Debtors’ Avexitide Assets, (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (III) Granting Related Relief [Docket No. 376].

“Avoidance Actions” means any and all claims and Causes of Action which any of the Debtors, the Estates, or any other appropriate party in interest has asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas.

“Bankruptcy Rules” means Federal Rules of Bankruptcy Procedure.

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“Bar Date” means, with respect to any particular Claim, the applicable date set by the Bankruptcy Court as the last day for Filing Proofs of Claim or requesting allowance of Administrative Claims in the Chapter 11 Cases for such Claim, whether pursuant to the Confirmation Order, the Plan, the Order (I) Setting Bar Dates for Filing Proofs of Claim; (II) Approving Form and Manner for Filing Proofs of Claim; and (III) Approving the Form and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests Notice of Bar Dates [Docket No. 375], or any other applicable order of the Bankruptcy Court.

“Bid Procedures Order” means that certain Order (I)(A) Approving the Bid Procedures; (B) Authorizing the Debtors to Select Sentynl Therapeutics, Inc. as the Zokinvy Stalking Horse Purchaser & Approving Bid Protections; (C) Approving the Bid Protections Relating to the Remaining Assets Stalking Horse Purchaser(s), if Any; (D) Establishing Bid Deadlines, Auction(s), and Sale Hearing(s); (E) Approving the Form and Manner of Sale Notice; (F) Approving Assignment and Assumption Procedures; (G) Approving the Form and Manner of Potential Assumption and Assignment Notice; (II)(A) Authorizing the Sale of the Assets Free and Clear; and (B) Approving the Assumption and Assignment of Designated Contracts; and (III) Granting Related Relief [Docket No. 94] entered in the Chapter 11 Cases.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Texas.

“Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

“Cash Collateral Order” means that certain Final Order (I) Authorizing the Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Term Loan Secured Parties; and (III) Modifying Automatic Stay [Docket No. 161] entered in the Chapter 11 Cases or such further interim or final order authorizing the Debtors’ use of cash collateral, as applicable.

“Causes of Action” means without limitation, any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include the following: (1) Avoidance Actions; (2) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (3) the right to object to or otherwise contest Claims or Interests; (4) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (5) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

“Chapter 11 Cases” means those certain chapter 11 bankruptcy cases of the Debtors jointly administered under the caption In re Eiger BioPharmaceuticals, Inc., et al., Case No. 24-80040 (SGJ) (Bankr. N.D. Tex. 2024).

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Exhibit A   Page 10 of 52

“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

“Claims Objection” means an objection to the allowance of a claim as set forth in section 502 of the Bankruptcy Code, Bankruptcy Rule 3007, and/or any Bankruptcy Court order regarding omnibus claims objections.

“Claims Objection Bar Date” means 5:00 p.m. Central Time on the date that is sixty (60) days after the Effective Date and is the deadline by which a Claims Objection must be made; provided that the Claims Objection Bar may be extended upon presentment of an order to the Bankruptcy Court by the Plan Administrator.

“Claims Register” means the register managed by the Notice and Claims Agent reflecting Filed Proofs of Claim.

“Class” means a category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

“Combined Hearing” means the hearing(s) conducted by the Bankruptcy Court to consider (1) final approval of the adequacy of the Disclosure Statement under section 1125 of the Bankruptcy Code and (2) confirmation of the proposed Plan under section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

“Conditions Precedent to the Effective Date” means the conditions set forth in Article VIII.A of this Plan.

“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Date” means the date on which Confirmation occurs.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

“Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed or assumed and assigned by such Debtor under section 365 of the Bankruptcy Code amounts, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

“D&O Liability Insurance Policies” means, collectively, each director and officer liability insurance policy and any “tail policy” to which any of the Debtors are a party as of the Effective Date.

“Debtor Releases” means the releases set forth in Article IX.A herein.

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Exhibit A   Page 11 of 52

“Debtors” means, collectively, Eiger BioPharmaceuticals, Inc., EBPI Merger Inc., EB Pharma LLC, Eiger BioPharmaceuticals Europe Limited, and EigerBio Europe Limited.

“Definitive Documents” means this Plan (including, for the avoidance of doubt, the Plan Supplement and any and all exhibits, supplements, appendices, and schedules hereto and thereto), the Confirmation Order, the Disclosure Statement Order (including all exhibits, supplements, appendices, and schedules thereto), the Disclosure Statement, and any such other agreements, instruments, and documents as may be necessary or reasonably desirable to consummate and document the Liquidation Transactions.

“Disallowed” means all or that portion, as applicable, of any Claim or Interest which: (1) has been disallowed under the Plan, the Bankruptcy Code, applicable law or by a Final Order; (2) is scheduled by the Debtors as being in an amount of zero dollars ($0.00) or as contingent, disputed, or unliquidated and as to which no Proof of Claim was timely filed or deemed timely filed prior to the applicable Bar Date pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the order approving the Bar Date, or otherwise deemed timely filed under applicable law; or (3) is not scheduled by the Debtors and as to which no Proof of Claim or request for allowance of an Administrative Claim (as applicable) has been timely filed or deemed timely filed prior to the applicable Bar Date pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

“Disbursing Agent” means the Debtors, the Wind-Down Debtors, or the Plan Administrator or the Person or Entit(ies) selected by the Plan Administrator, as applicable, to make or to facilitate distributions under the Plan, which Entity may include the Notice and Claims Agent.

“Disclosure Statement” means the related disclosure statement with respect to the Plan, as the same may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

“Disclosure Statement Motion” means the Debtors’ Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Conditionally Approving the Disclosure Statement; (III) Establishing Objection Deadlines and Related Procedures; (IV) Approving the Notice Materials; and (V) Granting Related Relief [Docket No. [●]].

“Disclosure Statement Order” means the order approving the Disclosure Statement.

“Disputed” means, with respect to any Claim or Interest, any Claim or Interest or any portion thereof that is not yet Allowed or Disallowed.

“Distributable Cash” means the Cash on hand of the Debtors available for distribution as of the Effective Date or such applicable later date pursuant to the terms of the Plan.

“Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court.

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Exhibit A   Page 12 of 52

“Effective Date” means the date that is the first Business Day after the Confirmation Date on which (1) all Conditions Precedent to the Effective Date have been satisfied or waived in accordance with the Plan and (2) no stay of the Confirmation Order is in effect. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

“Employment Agreement” means any agreement relating to the employment of any of the Debtors’ current employees.

“Entity” has the meaning as defined in section 101(15) of the Bankruptcy Code.

“Equity Committee” means the official committee of equity security holders appointed by the U.S. Trustee under section 1102(b) of the Bankruptcy Code in these Chapter 11 Cases on June 25, 2024 [Docket No. 359].

“Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

“Exculpated Parties” means collectively, (1) the Debtors and the Wind-Down Debtors, (2) any Statutory Committee and each of its members, (3) the Debtors’ Professionals, including Sidley Austin LLP, SSG Advisors, LLC, Alvarez & Marsal North America, LLC, Neligan LLP, and Verita Global f/k/a Kurtzman Carson Consultants, LLC, (4) the Professionals of any Statutory Committee, and (5) any directors and officers of the Debtors as of the Petition Date.

“Executory Contract” means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Existing Equity Interest Recovery Pool” means all Distributable Cash of the Debtors or the Wind-Down Debtors (as applicable) less (1) an amount of Cash required to pay Administrative Claims and Priority Tax Claims Allowed as of the Effective Date (2) an amount of Cash required to fund the Wind-Down Budget, (3) an amount of Cash required to fund the Professional Fee Reserve Account in accordance with the Plan, (4) an amount of Cash required to satisfy the Other Secured Claims and the Other Priority Claims pursuant to the Plan, (5) an amount of Cash required to fund the Prepetition Term Loan Claims Escrow Account, and (6) an amount of Cash required to satisfy the General Unsecured Claims pursuant to the Plan; provided that should the Aggregate Allowed Prepetition Term Loan Claims Amount be less than the sum of (a) any prepayments made on account of the Prepetition Term Loan Claims and (b) the Prepetition Term Loan Claims Escrow Amount, the portion of the Prepetition Term Loan Claims Escrow Amount in excess of the Aggregate Allowed Prepetition Term Loan Claims minus any prepayments made on account of the Prepetition Term Loan Claims shall be reallocated to the Existing Equity Interest Recovery Pool as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

“Existing Equity Interests” means an Interest in a Debtor existing as of the Petition Date.

“Federal Judgment Rate” means the interest rate provided under 28 U.S.C. 1961(a), calculated as of the Petition Date.

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Exhibit A   Page 13 of 52

“File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

“Final Order” means an order or judgment of the Bankruptcy Court or court of competent jurisdiction with respect to the subject matter that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rule (or analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code, may be Filed with respect to such order or judgment.

“General Unsecured Claim” means any Claim that is not an Administrative Claim (including a Professional Compensation Claim), a Priority Tax Claim, an Other Secured Claim, an Other Priority Claim, a Prepetition Term Loan Claim, or an Intercompany Claim.

“Governmental Unit” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code.

“Holder” means any Entity that holds a Claim or Interest, as applicable.

“Impaired” means with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Obligations” means, collectively, each of the Debtors’ indemnification obligations (whether arising from charters, bylaws, limited liability company agreements, other organizational documents, or contracts) in place as of the Effective Date to indemnify the Debtors’ officers, directors, agents, or employees serving in such roles as of the Petition Date with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors.

“Insurance Policies” means all insurance policies that have been issued at any time to or provide coverage to the Debtors and all agreements, documents, or instruments relating thereto; provided that “Insurance Policies” does not include any such policies that are, or have been, assumed and assigned to the Purchaser on or before the Effective Date pursuant to the Zokinvy Asset Purchase Agreement, any other asset purchase agreement approved by the Sale Orders, the Sale Orders, and section 365 of the Bankruptcy Code.

“Intercompany Claim” means a Claim held by a Debtor against a Debtor.

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Exhibit A   Page 14 of 52

“Interest(s)” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

“IRS Form” means IRS Form W-9, W-8BEN, any acceptable substitute, or any other tax information form that the Debtors or the Plan Administrator may require from a Holder of a Claim for a distribution under the Plan.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

“Liquidation” means the liquidation of the Debtors through the Liquidation Transactions in accordance with the terms of this Plan.

“Liquidation Analysis” means the analysis of a liquidation scenario under chapter 7 of the Bankruptcy Code for these Debtors, to be filed as part of the Plan Supplement.

“Liquidation Transactions” means the transactions described in Article IV.B of the Plan.

“Marketing Process” means the process for the marketing and sale of all or substantially all of the Debtors’ assets, or any combination thereof, pursuant to the Bid Procedures Order.

“Notice and Claims Agent” means Verita Global f/k/a Kurtzman Carson Consultants, LLC, in its capacity as noticing, claims, and solicitation agent for the Debtors.

“OCP” means an ordinary course professional whose retention and compensation has been authorized by the Bankruptcy Court pursuant to the OCP Order.

“OCP Order” means the order entered by the Bankruptcy Court approving the Debtors’ motion or motions to retain and compensate certain OCPs in the ordinary course of business [Docket No. 254].

“Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Other Secured Claim” means any Secured Claim other than a Prepetition Term Loan Claim.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

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Exhibit A   Page 15 of 52

“Petition Date” the date on which each of the Debtors Filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code, thereby commencing these Chapter 11 Cases, or April 1, 2024.

“Plan” means this plan under chapter 11 of the Bankruptcy Code, as may be altered, amended, supplemented, or otherwise modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, including the Plan Supplement, which is incorporated herein by reference, including any and all exhibits, supplements, appendices, and schedules hereto and thereto.

“Plan Administrator” means the Person or Entity appointed by the Debtors on the Effective Date to administer to the Wind-Down of the Debtors, including the making of any Plan Distributions that may arise after the Effective Date or any other duties or responsibilities set forth herein.

“Plan Distribution” means a payment or distribution to Holders of Allowed Claims or other eligible Entities under this Plan.

“Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time through the Effective Date in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors, including the following: (1) the Schedule of Assumed Executory Contracts and Unexpired Leases; (2) the Schedule of Retained Causes of Action; and (3) the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc.

“Prepetition Term Loan Agent” means Innovatus Life Sciences Lending Fund I, LP, as Collateral Agent (as defined in the Prepetition Term Loan Credit Agreement and, in such capacity and including any successors thereto).

“Prepetition Term Loan Claims” meaning any Claim on account of the Prepetition Term Loan Documents.

“Prepetition Term Loan Claims Escrow Account” has the meaning set forth in Article III.B.3 of the Plan.

“Prepetition Term Loan Claims Escrow Amount” has the meaning set forth in Article III.B.3 of the Plan.

“Prepetition Term Loan Credit Agreement” means that certain Loan and Security Agreement, dated as of June 1, 2022 (as amended, restated, or otherwise modified from time to time).

“Prepetition Term Loan Documents” means the Prepetition Term Loan Credit Agreement and, together with all other documentation executed in connection therewith, including without limitation, the Loan Documents (as defined in the Prepetition Term Loan Credit Agreement) executed in connection therewith, as amended, restated, or otherwise modified from time to time.

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Exhibit A   Page 16 of 52

“Prepetition Term Loan Secured Parties” means, collectively, the Prepetition Term Loan Agent and the lenders from time to time party to the Prepetition Term Loan Credit Agreement.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Professional” means a Person or Entity employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 363, or 331 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to a Bankruptcy Court order.

“Professional Compensation Claim” means a Claim against a Debtor for professional services rendered and costs incurred between the Petition Date and the Effective Date by a Professional, including estimates through the Effective Date, in connection with the Chapter 11 Cases.

“Professional Fee Reserve Account” means that certain account held by the Debtors for the benefit of Professionals, as more fully described in Paragraph 3(d) of the Cash Collateral Order.

“Proof of Claim” means a proof of claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date.

“Purchaser” means, collectively, (1) Sentynl Therapeutics, Inc., in its capacity as purchaser of the Zokinvy Assets; (2) Amylyx Pharmaceuticals, Inc., or a wholly owned subsidiary thereof, in its capacity as purchaser of the Avexitide Assets; and (3) any purchaser of other of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code.

“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

“Released Party” means each of, and in each case in its capacity as such: (1) each Debtor and its Estate; (2) each Wind-Down Debtor and its Estate; (3) each Related Party of each Entity in clause (1) and (2); provided that in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the releases contained in Article IX.A or Article IX.B of the Plan or (y) timely objects to the releases contained in Article IX.A or Article IX.B of the Plan and such objection is not resolved before Confirmation.

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Exhibit A   Page 17 of 52

“Releasing Party” means each of, and in each case in its capacity as such: (1) each Debtor and its Estate; (2) each Wind-Down Debtor and its Estate; (3) any Statutory Committee and each of its members; (4) the Holders of all Claims or Interests who do not opt out of granting the releases contained in Article IX.A or Article IX.B of the Plan; (5) each current and former Affiliate of each Entity in clause (1) through (4) and the following clause (6); and (6) each Related Party of each Entity in clause (1) through this clause (6), solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (1) through clause (5); provided that in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in Article IX.A or Article IX.B of the Plan or (y) timely objects to the releases contained in Article IX.A or Article IX.B of the Plan and such objection is not resolved before Confirmation.

“Retained Causes of Action” means those Causes of Action indicated on the Schedule of Retained Causes of Action.

“Sale Orders” means, collectively, (1) the Zokinvy Sale Order; (2) the Avexitide Sale Order; and (3) any other order approving the sale of certain of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code.

“Sale Transactions” the sale of the assets and related transactions approved by the Sale Orders.

“Sale Transactions Documents” means the definitive documents to effectuate the Sale Transactions.

“Schedule of Assumed Executory Contracts and Unexpired Leases” means the list of Executory Contracts and Unexpired Leases that will be assumed by the Debtors pursuant to Article V of the Plan, which shall be included in the Plan Supplement.

“Schedule of Retained Causes of Action” means the schedule of Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

“Schedules” means, collectively, the schedule of assets and liabilities and statement of financial affairs Filed by each Debtor pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules, and the official bankruptcy forms, as the same may be amended, modified, or supplemented from time to time.

“Secured” means, when referring to a Claim: (1) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code; or (2) otherwise Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court as a Secured Claim.

“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

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Exhibit A   Page 18 of 52

“Statutory Committee” means any statutory committee appointed in the Chapter 11 Cases, including the Unsecured Creditors Committee and the Equity Committee.

“Statutory Fees” means all fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code, to the extent applicable.

“Third-Party Release” means such releases by the Releasing Parties as set forth in Article IX.B hereof.

“Unexpired Lease” means a lease to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

“Unsecured Creditors Committee” means the official committee of unsecured creditors appointed by the U.S. Trustee under section 1102(b) of the Bankruptcy Code in these Chapter 11 Cases on July 10, 2024 [Docket No. 322].

“U.S. Trustee” means the United States Trustee for the Northern District of Texas.

“Wind-Down” means the post-Effective Date wind-down process by which the Plan Administrator shall seek to (1) liquidate any remaining assets of the Debtors and make distributions relating to the same; (2) complete any tasks required to wind-down the affairs of the Debtors; and (3) otherwise close these Chapter 11 Cases, as described in more detail in Article IV.B. herein.

“Wind-Down Budget” means a budget for any fees, costs, and expenses incurred by the Wind-Down Debtors from and after the Effective Date, as such budget shall be approved by, and further amended with the approval of, the Prepetition Term Loan Agent, including amounts reserved for Disputed Claims.

“Wind-Down Debtor” means each of the Debtors following the Effective Date.

“Zokinvy Asset Purchase Agreement” means that certain Asset Purchase Agreement by and between Sentynl Therapeutics, Inc., as Purchaser, and Eiger BioPharmaceuticals, Inc., as Seller, Dated March 31, 2024, annexed as Exhibit 1 to the Zokinvy Sale Order, and as from time to time amended in accordance with the Zokinvy Sale Order or further order of this Court, including by the First Amendment to the Zokinvy Asset Purchase Agreement attached to the Zokinvy Sale Order.

“Zokinvy Assets” means the assets related to the Zokinvy Asset Purchase Agreement.

“Zokinvy Sale Order” means the Order (I) Approving the Sale of the Debtors’ Zokinvy Assets, (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (III) Granting Related Relief [Docket No. 162].

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Exhibit A   Page 19 of 52

B.	Rules of Interpretation

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in or exhibit to this Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” “to this Plan,” and “under this Plan,” respectively. The words “includes” and “including” are not limiting. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (4) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein.

D.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

E.	Controlling Document

In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document. In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

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Exhibit A   Page 20 of 52

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Compensation Claims) and Priority Tax Claims have not been classified for purposes of receiving distributions, and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim (other than a Professional Compensation Claim) shall receive, in full and final satisfaction of such Claim, (1) Cash in an amount equal to such Allowed Administrative Claim in accordance with the following: (a) if Allowed on or prior to the Effective Date, then on the Effective Date or as soon as reasonably practicable thereafter; (b) if not Allowed as of the Effective Date, then no later than forty-five (45) days after the date on which an order Allowing such Administrative Claim becomes a Final Order; or (c) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; or (2) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Except for Professional Compensation Claims, and notwithstanding any prior Filing or Proof of Claim, Proofs of Claim seeking the allowance and payment of Administrative Claims must be Filed and served on the Debtors or the Plan Administrator (as applicable) and their counsel by no later than the Administrative Claims Bar Date pursuant to the procedures set forth in the Confirmation Order and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claims.

Except as otherwise provided in Articles II.B, II.C, or II.D herein, Holders of Administrative Claims that do not File and serve a Proof of Claim or application for payment of administrative expenses requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtors, the Plan Administrator, the Estates, or the Debtors’ assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Bankruptcy Court.

B.	Professional Compensation Claims

1.	Final Fee Applications and Payment of Professional Compensation Claims

All requests for payment of Professional Compensation Claims (other than from OCPs) for services rendered and reimbursement of expenses incurred through the Effective Date shall be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Compensation Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. Objections to Professional Compensation Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Compensation Claims. To the extent any Cash is remaining in the Professional Fee Reserve Account following irrevocable payment in full of all Allowed Professional Compensation Claims (including Allowed Professional Compensation Claims arising after the Confirmation Date), such Cash shall be transferred to the Wind-Down Debtors.

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Exhibit A   Page 21 of 52

2.	Administrative Claims of OCPs

All requests for payment of Professional Compensation Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Compensation Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Compensation Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Plan Administrator (as applicable) from the Professional Fee Reserve Account as soon as reasonably practicable after such Professional Compensation Claims are Allowed pursuant to the OCP Order.

3.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Plan Administrator (as applicable) shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Plan Administrator (as applicable). Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Plan Administrator (as applicable) may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall pay, within ten business days after submission of a detailed invoice to the Debtors such reasonable claims for compensation or reimbursement of expenses incurred by the Professionals of the Debtors. If the Debtors, in consultation with the Prepetition Term Loan Agent, dispute the reasonableness of any such invoice, the Debtors or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

4.	Professional Fee Reserve Account

On the Effective Date, the Debtors shall fund an amount in Cash into the Professional Fee Reserve Account equal to (a) the aggregate accrued and unpaid Professional Compensation Claims as of the Effective Date (which shall be estimated by each applicable Professional in its reasonable discretion based on the amount of then-accrued Professional Compensation Claims plus a reasonable estimate of fees and expenses that will accrue up until the Effective Date), less (b) any amount then held in the Professional Fee Reserve Account.

Funds held in the Professional Fee Reserve Account shall be held for the benefit of the Professionals and shall not be property of the Estates. The Professionals shall reasonably and in good faith estimate their Professional Compensation Claims before and as of the Effective Date, taking into account any prior payments, and shall deliver such estimates to the Debtors no later than five (5) Business Days prior to the anticipated Effective Date.

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Exhibit A   Page 22 of 52

Professional Compensation Claims shall be paid in full without interest or other earnings therefrom, in Cash, from the Professional Fee Reserve Account, in such amounts as are Allowed by the Bankruptcy Court as soon as reasonably practicable after such Professional Compensation Claims are allowed. The obligations of the Estates with respect to Professional Compensation Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Fee Reserve Account. To the extent that funds held in the Professional Fee Reserve Account are insufficient to satisfy the amount of accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency. No Liens, claims, or interests shall encumber the Professional Fee Reserve Account in any way, other than customary liens in favor of the depository bank at which the Professional Fee Reserve Account is maintained.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.

D.	Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Plan Administrator shall pay any and all Statutory Fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each of the Debtors and the Plan Administrator, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of a Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

Except for the Claims addressed in Article II herein, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Class to the extent that any portion of the Claim or Interest qualifies within the description of such other Class. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been otherwise paid, released, or satisfied at any time.

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Exhibit A   Page 23 of 52

The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	Prepetition Term Loan Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 5	Intercompany Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 6	Existing Equity Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

B.	Treatment of Claims and Interests

1.	Class 1 – Other Secured Claims

a.  Classification: Class 1 consists of all Other Secured Claims against the Debtors.

b.  Treatment: Except to the extent the Holder of an Allowed Other Secured Claim agrees to less favorable treatment, each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, at the Debtors’ option: (i) payment in full in Cash; (ii) the collateral securing its Allowed Other Secured Claim; (iii) reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

c.  Voting: Class 1 is Unimpaired, and Holders of Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Priority Claims

a.  Classification: Class 2 consists of all Other Priority Claims against the Debtors.

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Exhibit A   Page 24 of 52

b.  Treatment: Except to the extent the Holder of an Allowed Other Priority Claim agrees to less favorable treatment, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

c.  Voting: Class 2 is Unimpaired, and Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Prepetition Term Loan Claims

a.  Classification: Class 3 consists of all Prepetition Term Loan Claims against the Debtors.

b.  Treatment: On the Effective Date, Cash in an amount of approximately $22 million (the “Prepetition Term Loan Claims Escrow Amount”) shall be segregated in an escrow account (the “Prepetition Term Loan Claims Escrow Account”), and distribution of all or a portion of the Prepetition Term Loan Claims Escrow Amount to Holders of Prepetition Term Loan Claims shall be subject to the Bankruptcy Court’s determination of the aggregate amount of Allowed Prepetition Term Loan Claims, subject to any offsets (the “Aggregate Allowed Prepetition Term Loan Claims Amount”). All parties’ rights, defenses, and causes of action related to the Prepetition Term Loan Claims shall be reserved; provided that should the Aggregate Allowed Prepetition Term Loan Claims Amount be less than the sum of (a) any prepayments made on account of the Prepetition Term Loan Claims and (b) the Prepetition Term Loan Claims Escrow Amount, the portion of the Prepetition Term Loan Claims Escrow Amount in excess of the Aggregate Allowed Prepetition Term Loan Claims minus any prepayments made on account of the Prepetition Term Loan Claims shall be reallocated to the Existing Equity Interest Recovery Pool as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

Except to the extent the Holder of an Allowed Prepetition Term Loan Claim agrees to less favorable treatment, each Holder of an Allowed Prepetition Term Loan Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, Cash from the Prepetition Term Loan Claims Escrow Account in an amount equal to such Holder’s pro rata share of the Aggregate Allowed Prepetition Term Loan Claims Amount, with such distribution occurring as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

c.  Voting: Class 3 is Unimpaired, and Holders of Prepetition Term Loan Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 3 Prepetition Term Loan Claims are not entitled to vote to accept or reject the Plan.

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Exhibit A   Page 25 of 52

4.	Class 4 – General Unsecured Claims

a.  Classification: Class 4 consists of all General Unsecured Claims against the Debtors.

b.  Treatment: Except to the extent the Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, payment in full in Cash, including post-petition interest calculated at the applicable contract rate, the Federal Judgment Rate, or such other rate as determined by the Bankruptcy Court (in any adversary proceeding, contested matter, or otherwise).

c.  Voting: Class 4 is Unimpaired, and Holders of General Unsecured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Intercompany Claims

a.  Classification: Class 5 consists of the Intercompany Claims.

b.  Treatment: On the Effective Date, each Holder of an Allowed Intercompany Claim shall have its Claim cancelled, released, and extinguished and without any distribution at the election of the Debtors. Per prior agreement, each Holder of an Allowed Intercompany Claim will waive entitlement to a distribution on account of such Claim.

c.  Voting: Class 5 is Unimpaired, and Holders of Intercompany Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.	Class 6 – Existing Equity Interests

a.  Classification: Class 6 consists of all Existing Equity Interests in the Debtors.

b.  Treatment: Except to the extent the Holder of an Existing Equity Interest agrees to less favorable treatment, each Holder of an Existing Equity Interest shall receive, in full and final satisfaction, settlement, release, and discharge of such Interest, its pro rata share of the Existing Equity Interest Recovery Pool.

c.  Voting: Class 6 is Unimpaired, and Holders of Existing Equity Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 6 Existing Equity Interests are not entitled to vote to accept or reject the Plan.

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Exhibit A   Page 26 of 52

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in this Plan, nothing under this Plan shall affect the rights of the Debtors or the Plan Administrator with respect to any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes

Any Class that, as of the commencement of the Combined Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

E.	Presumed Acceptance of this Plan

No Classes of Claims or Interests are Impaired under the Plan. Accordingly, each Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

F.	Voting Classes

No Classes of Claims or Interests are Impaired under the Plan. Accordingly, no Classes of Claims or Interests are entitled to vote to accept or reject the Plan.

G.	Controversy Concerning Impairment

If a controversy arises as to whether any Claim or any Class of Claims is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at the hearing on the Disclosure Statement Motion.

H.	Subordination of Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Plan Administrator (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

I.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

As no Classes of Claims or Interests are Impaired under the Plan, section 1129(a)(10) of the Bankruptcy Code is inapplicable for the purposes of Confirmation. The Debtors reserve the right to modify this Plan in accordance with Section XI.A hereof to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. Any party that disputes the Debtors’ characterization of its Claim or Interest as being unimpaired may request a finding of impairment from the Bankruptcy Court in order to obtain the right to vote on the Plan; provided, however, that such party file and serve an objection requesting such determination prior to the hearing on the Disclosure Statement Motion. Such objection will be heard at the hearing on the Disclosure Statement Motion.

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Exhibit A   Page 27 of 52

J.	Insurance

Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Pursuant to section 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided pursuant to this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

B.	Liquidation Transactions

On or before the Effective Date, the Debtors or the Plan Administrator shall enter into and take any actions that may be necessary or appropriate to effectuate the Sale Transactions or the Wind-Down of the Debtors, as applicable, including but not limited to: (1) the adoption of the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc.; (2) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (3) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with this Plan; (4) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (5) any and all other actions that the Debtors or the Plan Administrator determine are necessary or appropriate to effectuate the Plan.

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Exhibit A   Page 28 of 52

1.	Wind Down of the Debtors

Following the Effective Date, the Plan Administrator shall Wind-Down the affairs and operations of the Debtors and their Estates including, but not limited to: (a) liquidating the Debtors’ assets remaining after consummation of the Sale Transactions, if any, including through the prosecution of any claims or causes of action of the Debtors preserved herein; and (b) distributing the Distributable Cash and other assets of the Debtors pursuant to the terms of this Plan.

The responsibilities and authority of the Plan Administrator shall include the following rights and responsibilities: (a) preserving and liquidating the Debtors’ remaining assets; (b) administering and paying taxes, including, among other things, (i) filing tax returns (to the extent not the obligation of any Purchaser), and (ii) representing the interest and account of the Debtors before any taxing authority in all matters; (c) retaining and paying, without the need for retention or fee applications, professionals in connection with the Plan Administrator’s performance of its duties under this Plan; (d) distributing information statements as required for U.S. federal income tax and other applicable tax purposes; (e) complying with any continuing obligations under the Zokinvy Asset Purchase Agreement or the Avexitide Asset Purchase Agreement, as applicable; (f) Filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Cases; (g) making distributions to Professionals for Allowed Professional Compensation Claims from the Professional Fee Reserve Account; (h) making distributions of the Distributable Cash; (i) procuring the necessary insurance to facilitate the Wind- Down, including appropriate D&O Liability Insurance Policies; and (j) such other responsibilities as may be vested in the Plan Administrator pursuant to this Plan or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan.

C.	Sources of Consideration for Plan Distributions

Subject to the provisions of the Plan concerning the Professional Fee Reserve Account and the Wind-Down Budget, the Debtors or the Plan Administrator (as applicable) shall fund distributions under the Plan with (1) the remaining proceeds from the Sale Transactions, (2) the Debtors’ Cash on hand, and (3) the recovery, if any, from prosecution or settlement of the Retained Causes of Action, all in accordance with the terms herein. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

1.	Sale Transactions

On or before the Effective Date, the Debtors or the Plan Administrator shall take any actions that may be necessary or appropriate to effectuate the Sale Transactions in accordance with the Bid Procedures Order and this Plan.

2.	Use of Cash

The Debtors or the Plan Administrator shall use Cash on hand to fund distributions to certain Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

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Exhibit A   Page 29 of 52

3.	Retained Causes of Action

The Debtors or the Plan Administrator shall use the recovery, if any, from prosecution or settlement of the Retained Causes of Action to fund distributions to certain Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

D.	Vesting of Assets

Except as otherwise provided in this Plan or the Sale Orders, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with this Plan, shall vest in the Plan Administrator, free and clear of all Claims, Liens, encumbrances, charges, Causes of Action, or other interests. Subject to the terms of this Plan, on or after the Effective Date, the Plan Administrator may use, acquire, and dispose of property, and may prosecute, compromise, or settle any Claims and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.

E.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, including any actions specifically enumerated in the Schedule of Retained Causes of Action, that are not otherwise transferred or sold pursuant to the Sale Transactions or distributed pursuant to the Plan, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX hereof, which shall be deemed released and waived by the Plan Administrator as of the Effective Date. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.

F.	Corporate Action

On the Effective Date and following the Debtors’ adoption of the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc. and satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall be dissolved for all purposes unless the Plan Administrator determines that dissolution can have any adverse impact on the value of the Debtors’ assets; provided that neither the Debtors nor any party released pursuant to Article IX herein shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtors; provided further, that nothing in the Plan shall be construed as relieving the Debtors or the Plan Administrator (as applicable) of their duties to pay U.S. Trustee Statutory Fees as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtors’ Chapter 11 Cases or the cases are dismissed or converted to cases under chapter 7 of the Bankruptcy Code. The Plan Administrator shall submit with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a Certificate of Dissolution from the applicable Secretary of State or equivalent body.

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Exhibit A   Page 30 of 52

Without limiting the foregoing, on the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall have no further duties or responsibilities in connection with implementation of this Plan, and the directors and officers of the Debtors shall be deemed to have resigned. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan or the Confirmation Order.

G.	Cancellation of Existing Securities and Agreements

Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, securities and other documents evidencing any Claim or Interest, and any rights of any Holder in respect thereof, shall be deemed cancelled and of no further force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged and, as applicable, shall be deemed to have been surrendered to the Plan Administrator. The Holders of or parties to such cancelled instruments, securities, and other documentation shall have no rights arising from or related to such instruments, securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan.

H.	Effectuating Documents; Further Transactions

Upon entry of the Confirmation Order, the Debtors or the Plan Administrator (as applicable) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of this Plan and any transactions described in or contemplated by this Plan. The Debtors or the Plan Administrator, all Holders of Claims or Interests receiving distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

I.	Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment.

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Exhibit A   Page 31 of 52

J.	Sale Orders

Notwithstanding anything to the contrary herein, nothing in this Plan shall affect, impair or supersede the Sale Orders or Sale Transactions Documents, each of which remains in full force and effect and governs in the event of any inconsistency with the Plan.

K.	Authority to Act

Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court.

L.	Separate Plans

Notwithstanding the combination of separate plans of liquidation for the Debtors set forth in this Plan for purposes of economy and efficiency, this Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm this Plan with respect to one or more Debtors, it may still confirm this Plan with respect to any other Debtor that satisfies the Confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein (which exclusion includes the Indemnification Obligations, the D&O Liability Insurance Policies, and the Employment Agreements) or otherwise identified on the Schedule of Assumed Executory Contracts and Unexpired Leases, if any (which shall be included in the Plan Supplement), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Transactions Documents or this Plan, and payment of any Cures relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

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Exhibit A   Page 32 of 52

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Bankruptcy Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Estates, or the Plan Administrator, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Plan Administrator within thirty (30) days of the Effective Date.

The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions herein.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, or the Plan Administrator, or any of their respective assets and properties.

C.	Reservation of Rights

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an Executory Contract or Unexpired Lease or that the Debtors or the Plan Administrator, or their respective affiliates has any liability thereunder. Except as explicitly provided in this Plan, nothing in this Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Plan Administrator under any executory or non-executory contract or unexpired or expired lease. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors, or the Wind-Down Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations.

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Exhibit A   Page 33 of 52

E.	Indemnity Obligations

Each of the Debtors’ Indemnification Obligations shall not be discharged, impaired, or otherwise affected by the Plan. The Indemnification Obligations shall be deemed Executory Contracts assumed by the Debtors under the Plan (solely to the extent of coverage under the D&O Liability Insurance Policies).

F.	D&O Liability Insurance Policies

Each D&O Liability Insurance Policy to which the Debtors are a party as of the Effective Date shall be deemed an Executory Contract and shall be automatically assumed or assumed and assigned by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code. For the avoidance of doubt, coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in the D&O Liability Insurance Policies. In addition, after the Effective Date, all officers, directors, agents, or employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Liability Insurance Policies (including any “tail” policy) in effect or purchased as of the Effective Date for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in the D&O Liability Insurance Policies.

G.	Employment Agreements

Any Employment Agreement not assumed and assigned pursuant to the Sale Transactions Documents as part of the Sale Transactions shall be assumed by the Plan Administrator on the Effective Date of the Plan.

H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

I.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

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Exhibit A   Page 34 of 52

J.	Employee Compensation and Benefits

All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under this Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Disbursing Agent; provided, further, that to the extent a Proof of Claim has been filed, the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder. As soon as reasonably practicable after the Bankruptcy Court has determined the Aggregate Allowed Prepetition Term Loan Claims Amount, the Disbursing Agent shall make all distributions for Class 3 Claims to the Prepetition Term Loan Agent, who shall then distribute such individual amounts to the Prepetition Term Loan Secured Parties in accordance with the Prepetition Term Loan Documents.

B.	Compliance with Tax Requirements

In connection with this Plan, any Person issuing any instrument or making any distribution or payment in connection therewith, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority. In the case of a non-Cash distribution that is subject to withholding, the distributing party may require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution or withhold an appropriate portion of such distributed property and either (1) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax) or (2) pay the withholding tax using its own funds and retain such withheld property. The distributing party shall have the right not to make a distribution under this Plan until its withholding or reporting obligation is satisfied pursuant to the preceding sentences. Any amounts withheld pursuant to this Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of this Plan.

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Any party entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the withholding agent or such other Person designated by the Plan Administrator the appropriate IRS Form or other tax forms or documentation requested by the Plan Administrator to reduce or eliminate any required federal, state, or local withholding. If the party entitled to receive such property as an issuance or distribution fails to comply with any such request for a one hundred eighty (180) day period beginning on the date after the date such request is made, the amount of such issuance or distribution shall irrevocably revert to the Plan Administrator and any Claim in respect of such distribution under this Plan shall be discharged and forever barred from assertion against such Debtor or the Plan Administrator or its respective property.

Notwithstanding the above, each Holder of an Allowed Claim or Interest that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

C.	Date of Distributions

Distributions made after the Effective Date to Holders of Allowed Claims or Allowed Interests shall be deemed to have been made on the Effective Date, and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. For the avoidance of doubt, the Prepetition Term Loan Claims Escrow Account includes a reserve for interest that may accrue after the Effective Date on amounts to be distributed in satisfaction of Prepetition Term Loan Claims prior to such distributions.

D.	Disbursing Agent

Except as may be otherwise provided in the Sale Orders or Cash Collateral Order, all distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date and as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

E.	Rights and Powers of Disbursing Agent

The Disbursing Agent may (1) effect all actions and execute all agreements, instruments, and other documents necessary to carry out the provisions of this Plan; (2) make all distributions contemplated hereby; and (3) perform such other duties as may be required of the Disbursing Agent pursuant to this Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

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F.	Surrender of Instruments

As a condition precedent to receiving any distribution under this Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Plan Administrator, or such party’s designee. Any holder of such instrument or note that fails to (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Plan Administrator and furnish a bond in form, substance, and amount reasonably satisfactory to the Plan Administrator within six (6) months of being entitled to such distribution shall be deemed to have forfeited all rights and claims and may not participate in any distribution hereunder.

G.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

Subject to applicable Bankruptcy Rules, all distributions to Holders of Allowed Claims or Allowed Interests shall be made by the Disbursing Agent, who shall transmit such distributions to the applicable Holders of Allowed Claims or Interests or their designees.

If any distribution to a Holder of an Allowed Claim (1) is returned as undeliverable for lack of a current address or otherwise; or (2) is not cashed or otherwise presented for collection by the Holder of the Allowed Claim within ninety (90) calendar days after the mailing of such distribution, the Plan Administrator shall be authorized to cancel such distribution check and file with the Bankruptcy Court the name and last known address of the Holder of undeliverable distribution or uncashed distribution, as applicable. If, after the passage of thirty (30) calendar days after such Filing, the payment or distribution on the Allowed Claim still cannot be made, then (1) the Holder of such Claim shall cease to be entitled to the undeliverable distribution or uncashed distribution, which will revert to the Plan Administrator for distribution in accordance with the terms of this Plan; and (2) the Allowed Claim of such Holder shall be deemed disallowed and expunged for purposes of further distributions under the Plan.

H.	Manner of Payment

Except as specifically provided herein, at the option of the Debtors or the Plan Administrator, as applicable, any Cash payment to be made under this Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

I.	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal on the Petition Date.

J.	Setoffs and Recoupment

The Debtors or the Plan Administrator, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), and applicable bankruptcy and/or non-bankruptcy law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any claims of any nature whatsoever that the Debtors or their Estates may have against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Plan Administrator of any such claim the Debtors or their Estates may have against the Holder of such Claim.

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K.	Minimum Distribution

No payment of Cash in an amount of less than one hundred U.S. dollars ($100.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Wind-Down Budget. If the Cash available for the final distribution is less than the cost to distribute such funds, the Plan Administrator may donate such funds to the unaffiliated charity of its choice.

L.	Allocations

Except as otherwise provided in this Plan or as otherwise required by law, distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

M.	Distributions Free and Clear

Except as otherwise provided in this Plan, any distribution or transfer made under this Plan, including distributions to any Holder of an Allowed Claim, shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to this Plan.

N.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtors or the Plan Administrator on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtors or the Plan Administrator, then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Plan Administrator without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtors or the Plan Administrator on account of such Claim, such Holder shall, within fourteen (14) calendar days of receipt thereof, repay or return the distribution to the Plan Administrator, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

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2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as set forth in Article IX herein, nothing in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity, including the Plan Administrator, may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

O.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, the Plan Administrator shall have and retain any and all rights and defenses that the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Plan Administrator shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

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C.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Plan Administrator may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Notwithstanding any provision otherwise herein, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Plan Administrator (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

D.	Adjustment to Claims or Interests Without Objection

Any Claim that has been paid, satisfied, or assumed by the Purchaser(s) in the Sale Transactions, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Plan Administrator (as applicable) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims

Except as otherwise provided herein, any objections to Claims shall be Filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Debtors or the Plan Administrator).

F.	Disallowance of Claims or Interests

Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors, the Plan Administrator allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Plan Administrator, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

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G.	Disallowance of Late Claims

Except as provided herein or otherwise agreed to by the Debtors, the Plan Administrator, or the Wind-Down Debtors, as applicable, any Holder of a Claim Filed via Proof of Claim after the Bar Date shall not receive any distributions on account of such Claims, unless on or before the Combined Hearing such late Claim has been deemed timely Filed by a Final Order.

H.	Disputed Claims Process

All Claims held by Persons or Entities against whom or which the Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims shall not be entitled to vote to accept or reject this Plan. A Claim deemed Disputed pursuant to this Article VII.H. shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtors or the Plan Administrator from such Holder have been paid.

For the avoidance of doubt, Prepetition Term Loan Claims will remain Disputed until the Bankruptcy Court determines the Aggregate Allowed Prepetition Term Loan Claims Amount.

I.	Amendments to Claims

Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Plan Administrator, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

J.	No Distributions Pending Allowance

If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim.

K.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.

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ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The following shall be conditions precedent to the occurrence of the Effective Date:

(a)

The Bankruptcy Court shall have entered an order approving the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code;

(b)	the Plan, the Disclosure Statement, and the other Definitive Documents shall be in full force and effect;

(c)

the Bankruptcy Court shall have entered the Confirmation Order, which shall have become a Final Order or as to which any stay of the Confirmation Order pursuant to any Bankruptcy Rule is waived by the Bankruptcy Court;

(d)	the final version of each of the Plan and the Plan Supplement shall have been Filed;

(e)	the Sale Transactions shall have been consummated substantially on the terms described in the Bid Procedures Order and the Debtors shall have received the proceeds therefrom;

(f)	the Debtors shall have implemented the Liquidation Transactions and all transactions contemplated in this Plan in a manner consistent with the Plan;

(g)	the Debtors shall have fully funded the Professional Fee Reserve Account and the Wind-Down Budget;

(h)	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; and

(i)	the Plan Administrator shall been appointed in accordance with the terms hereof and accepted his or her appointment.

B.	Waiver of Conditions Precedent to the Effective Date

Unless otherwise specifically provided for in the Plan, the conditions set forth in Article VIII.A of the Plan may be waived, in whole or in part, by the Debtors.

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ARTICLE IX.

RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Debtor Releases

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, effective on the Effective Date, each Released Party is hereby deemed to be hereby released and discharged by the Debtors and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any causes of action, directly or derivatively, by, through, for, or because of the foregoing Entities on behalf of the Debtors, from any and all derivative Claims and Causes of Action asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), Sale Transactions, or any aspect of the Liquidation Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the Plan, the Plan Supplement, and the Sale Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan. Notwithstanding anything to the contrary in the foregoing, the releases under this section only release Claims held by the Debtors or Claims that could be asserted by the Debtors under applicable law.

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B.	Releases by the Releasing Parties

Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, and with respect to all other Releasing Parties, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Sale Transactions, or any aspect of the Liquidation Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the Plan, the Plan Supplement, the Sale Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release or act to modify (1) any post Effective Date obligations of any party or Entity under the Plan, (2) the Confirmation Order, or (3) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan.

C.	Exculpations

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby exculpated from any Cause of Action for any claim related to any act or omission taking place between the Petition Date and the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Sale Transactions, or any aspect of the Liquidation Transaction, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the Sale Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

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D.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a Purchaser in connection with the Sale Transactions; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise discharged, satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against any of the Debtors or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Plan Administrator, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released or settled pursuant to the Plan.

Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtors, the Plan Administrator, and their respective affiliates, employees, advisors, officers and directors, or agents.

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E.	No Discharge

Because the Debtors are liquidating and will not engage in business after consummation of the Plan, they are not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims or Interests.

F.	Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the terms of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns.

If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the date such Holder has been satisfied in full pursuant to the Plan, such Holder (or the agent for such Holder) shall take any and all steps requested by the Plan Administrator that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Plan Administrator shall be entitled to make any such filings or recordings on such Holder’s behalf. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

G.	Gatekeeper Provision

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors or the Plan Administrator, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article IX.A, Article IX.B, and Article IX.C without first (1) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor or the Plan Administrator, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (2) obtaining from the Bankruptcy Court specific authorization for such party to bring such Cause of Action against any such Debtor or Plan Administrator, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action.

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ARTICLE X.

RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests.

2. Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and distribution.

3. Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan.

4. Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any cure amount arising therefrom; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired.

5. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date.

6. Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code.

7. Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters.

8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement.

9. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan.

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10. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan.

11. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions.

12. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated.

13. Determine any other matters that may arise in connection with or related to the Cash Collateral Order and the Debtors’ use of cash collateral, the Sale Transactions Documents, the Disclosure Statement, the Plan, and the Confirmation Order.

14. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan.

15. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid.

16. Adjudicate any and all disputes arising from or relating to distributions under the Plan.

17. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order.

18. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order.

19. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

20. To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located.

21. To hear and determine any Causes of Action that may be brought by the Plan Administrator.

22. To hear and determine any other rights, claims, or Causes of Action held by or accruing to the Debtors or the Plan Administrator pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory.

23. Enter an order or final decree concluding or closing the Chapter 11 Cases.

24. Enforce all orders previously entered by the Bankruptcy Court.

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25. Hear any other matter over which the Bankruptcy Court has jurisdiction.

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendment

This Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, the Debtors, in consultation with the Prepetition Term Loan Agent, may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (3) nothing contained in this Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (b) prejudice in any manner the rights of such Debtor or any other Person, or (c) constitute an admission of any sort by any Debtor or any other Person.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors or the Plan Administrator, the Holders of Claims or Interests, the Released Parties, and each of their respective successors and assigns. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

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B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Plan Administrator (as applicable) and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may reasonably be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Substantial Consummation

On the Effective Date, this Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.

D.	Reservation of Rights

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

E.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, beneficiaries or guardian, if any, of each Entity.

F.	Determination of Tax Liabilities

As of the Effective Date, the Plan Administrator (to the extent not the responsibility of the Purchaser(s)) will be responsible for preparing and filing any tax forms or returns on behalf of the Debtors’ Estates; provided that the Plan Administrator shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtors (which Interests shall be cancelled pursuant to this Plan), but shall provide such Holders with any information reasonably required to prepare such forms. The Debtors or the Plan Administrator shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Debtors’ Estates for any tax incurred during the administration of these Chapter 11 Cases.

G.	Dissolution of the Committee

On the Effective Date, any duly appointed Statutory Committee will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases.

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H.	Notices

In order for all notices, requests, and demands to or upon the Debtors or the Plan Administrator, as the case may be, to be effective such notices, requests and demands shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email, when received, and served on or delivered to the following parties:

Debtors	Counsel to the Debtors
Eiger BioPharmaceuticals Inc. 2100 Ross Avenue, Dallas, Texas 75201, Attention: Douglas Staut Chief Restructuring Officer Email: dstaut@alvarezandmarsal.com	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Facsimile: (212) 839-5599 Attn: William E. Curtin Anne G. Wallice Email: wcurtin@sidley.com anne.wallice@sidley.com

Plan Administrator	Counsel to the Plan Administrator
To be included in the Plan Supplement.	To be included in the Plan Supplement.

Counsel to the Prepetition Term Loan Agent

Bradley Arant Boult Cummings LLP

1221 Broadway, Suite 2400

Nashville, Tennessee 37203

Facsimile: (615) 252-4714

Attn: Roger G. Jones

Email: rjones@bradley.com

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Facsimile: (212) 715-8000

Attn: Adam C. Rogoff

P. Bradley O’Neill

Andrew J. Citron

Email: arogoff@kramerlevin.com

boneill@kramerlevin.com

acitron@kramerlevin.com

After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that Filed such renewed requests.

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I.	Term of Injunctions or Stays

Except as otherwise provided in this Plan, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under this Plan (1) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Cases are closed pursuant to a final order of the Bankruptcy Court, or (b) the date that the Chapter 11 Cases are dismissed pursuant to a final order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely.

J.	Entire Agreement

On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

K.	Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel or the Plan Administrator’s counsel (as applicable) at the address above or by downloading such exhibits and documents free of charge from the Notice and Claims Agent’s website at https://veritaglobal.net/eiger. All documents in the Plan Supplement are considered an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

L.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

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M.	Nonseverability of Plan Provisions

If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.

The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Plan Administrator (as applicable); and (3) nonseverable and mutually dependent.

N.	Closing of the Chapter 11 Cases

After the full administration of the Chapter 11 Cases, the Plan Administrator shall promptly File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, a motion pursuant to rule 3022-1(a) of the Bankruptcy Local Rules for the Northern District of Texas, and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

[Remainder of page intentionally left blank.]

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EXHIBIT B

Liquidation Analysis

[To be filed subsequently with Plan Supplement]

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Exhibit C Page 1 of 1

EXHIBIT C

Corporate Organization Chart

Eiger BioPharmaceuticals, Inc owns 100% of each subsidiary